UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Ciena Corporation

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Proxy

Statement

2017 Annual Meeting

of Stockholders

Ciena Corporation 7035 Ridge Road Hanover, Maryland 21076

A Message from our Board of Directors

Dear Fellow Stockholders:

Fiscal 2016 was an outstanding year for Ciena! The company achieved record revenue, orders, adjusted gross margin and adjusted net income, and ended the year with record backlog. In order to achieve those strong financial results, Ciena successfully executed on several strategic imperatives. We continued to diversify the business to include additional solutions offerings, customer segments and geographies, which created new growth drivers and enabled us to differentiate our performance from our competitors. We successfully integrated the Blue Planet software business acquired last year, and we acquired and integrated the high-speed photonics components business of TeraXion to ensure security of supply and profitable development of next-generation packet-optical solutions. We believe that Ciena’s execution against the strategic and operating plans that we oversee as a Board of Directors has laid a strong foundation for continued success in the market.

Our management and our Board believe that good corporate governance and high ethical standards are essential to Ciena’s continued success. In 2016, we undertook an extensive review and assessment of our corporate governance practices and documents, and made a number of changes as a result. Recently, the Board approved an amendment of our bylaws to proactively adopt proxy access, which provides eligible stockholders the right to nominate candidates for election to our Board and be included in our proxy statement. We made changes with respect to Board leadership and are pleased to announce that, effective as of the Annual Meeting, Patrick Gallagher has been appointed to serve as our new lead independent director and as chair of our Governance and Nominations Committee. We also adopted a new Code of Ethics for Directors, refreshed our Principles of Corporate Governance, and each of our Board Committees revised their respective charters.

On behalf of our Board of Directors, I would also like to take this opportunity to highlight some of the proposals on which you are being asked to vote at this year’s Annual Meeting.

•	You are being asked to vote to elect three directors: Harvey B. Cash, Judith M. O’Brien and Gary B. Smith, our CEO. We have historically received strong stockholder support in favor of our director nominees, and approximately 97% of votes cast were in favor of the directors nominated for election last year. The Board believes that all three nominees are excellent candidates and valuable assets to our Board and the company, and we recommend that you vote in favor of their election.

•	We have proposed a new 2017 Omnibus Incentive Plan to replace our existing equity plan, which expires next year. The new plan retains substantially the same key governance features, with some meaningful improvements based on feedback from stockholders. The Board believes that the 2017 Plan is important to our continued growth and success, and we recommend that you vote to approve it.

•	As we do every year, we are asking you to participate in an advisory vote on our executive compensation (a “say-on-pay” vote). Last year, 93% of votes cast were voted in favor of our executive compensation program, and its critical elements remain effectively unchanged. The Board believes that our executive compensation has been designed and implemented to align with best practices, company objectives and stockholder priorities, and we recommend that you vote in favor of it.

•	Lastly, you are also being asked to vote on the frequency with which we hold our “say-on-pay” vote. We currently conduct a “say-on-pay” vote every year, and we believe this reflects current best practices and appropriately gives stockholders a frequent opportunity to be heard. Accordingly, the Board recommends that you vote for a frequency of every year.

I encourage you to read more about our Board, Ciena’s corporate governance practices and executive compensation, and the above proposals in the attached proxy statement. Thank you for your continued support of Ciena and your participation in this year’s Annual Meeting.

On Behalf of the Board of Directors,

Patrick H. Nettles, Ph.D.

Executive Chairman of the Board of Directors

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: March 23, 2017 Record Date: January 26, 2017 Time: 3:00 p.m., Eastern Time Attendance: www.virtualshareholdermeeting.com/ciena2017

To the Stockholders of Ciena Corporation:

The 2017 Annual Meeting of Stockholders of Ciena Corporation will be held on March 23, 2017 at 3:00 p.m. Eastern Time. Our Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ciena2017 and entering your 16-digit control number.

Items of Business:

1.	Elect three members of the Board of Directors from the nominees named in the attached proxy statement to serve as Class II directors for three-year terms ending in 2020, or until their respective successors are elected and qualified;

2.	Approve the 2017 Omnibus Incentive Plan;

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017;

4.	Conduct an advisory vote on our named executive officer compensation, as described in these proxy materials;

5.	Conduct an advisory vote on the frequency of future stockholder advisory votes on our named executive officer compensation; and

6.	Consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice.

You are entitled to notice of, and eligible to vote at, this year’s Annual Meeting if you were a stockholder of record as of the close of business on January 26, 2017.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our Annual Report to Stockholders for fiscal 2016 via the Internet. On February 8, 2017, we mailed to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone.

We believe that your vote, and the vote of every Ciena stockholder, is important. Whether or not you plan to participate in the Annual Meeting, we encourage you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

David M. Rothenstein

Senior Vice President, General Counsel and Secretary

Hanover, Maryland

February 8, 2017

PROXY STATEMENT

SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision and you should read this proxy statement in its entirety before casting your vote.

VOTING OVERVIEW

Items of Business	Board Vote Recommendation	Page#
Elect three Class II Director nominees	FOR each nominee	2
Approve 2017 Omnibus Incentive Plan	FOR	19
Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017	FOR	27
Advisory vote on named executive officer compensation (“Say-on-Pay”)	FOR	64
Advisory vote on frequency of future Say-on-Pay votes (“Say-When-on-Pay”)	EVERY YEAR	66

CORPORATE GOVERNANCE HIGHLIGHTS

(see page 8)

❖ Adopted proxy access bylaw	❖ Maintained existing strong governance structure:
❖ Appointed new Lead Independent Director, effective as of Annual Meeting	• Standing committees comprised solely of independent directors
❖ Adopted Code of Ethics for Directors	• Separate CEO and Chairman roles (since 2001)
❖ Amended Principles of Corporate Governance	• Annual Board and committee self-assessments
❖ Updated Charters of standing Board committees	• Stock ownership requirements for directors and officers
❖ Received outstanding ISS QualityScore	• Majority voting in uncontested director elections

FISCAL 2016 PERFORMANCE HIGHLIGHTS

(see page 64)

❖ Seventh consecutive year of growing faster than the market and improving financial performance	❖ Ended year with $1.1B in cash and investments and substantially reduced our debt position
❖ Record year for revenue, orders, backlog, adjusted gross margin and adjusted net income	❖ Executed on strategy to diversify business across product portfolio, customer base and geographies
❖ Increased annual revenue to $2.6B, representing 6.3% year-over-year growth	❖ Integrated Blue Planet software into business and acquired TeraXion’s HSPC business
❖ Improved adjusted gross margin to 45.5% and achieved adjusted operating margin of 11.4%	❖ Achieved differentiated business and financial performance compared to our competitors
❖ Generated $290M in cash from operations	❖ Named by service providers as leader in 6 of 9 categories in IHS Optical Equipment Vendor Leadership Survey

FISCAL 2016 COMPENSATION HIGHLIGHTS

(see page 34)

❖  Overall program was designed in context of company’s outstanding fiscal 2015 business and financial performance

❖  Approximately 60% of CEO target total direct compensation was performance-based and 68% was in the form of equity awards

❖  Increases in NEO base salaries based on market movement and absence of salary increases in recent years

❖  No increase in NEO target cash incentive opportunities

❖  Annual equity awards to NEOs were intended to deliver reasonable increases in value but, due to Ciena’s reduced stock price on the grant date, resulted in substantial decreases in grant date fair value from fiscal 2015 awards

❖  Based on 2016 performance, NEOs received bonuses at 95% of target and earned PSUs at 112% of target

  2017 Proxy Statement   1

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Overview

Our Board of Directors currently consists of nine directors divided into three classes. Each class of our Board of Directors serves a staggered three-year term. At the Annual Meeting, three directors will be elected to fill positions in Class II, whose term expires at the Annual Meeting. Harvey B. Cash, Judith M. O’Brien and Gary B. Smith, each of whom is a current Class II director, are the nominees for election at the Annual Meeting. The nomination of these directors to stand for election at the Annual Meeting has been recommended by the Governance and Nominations Committee and has been approved by the Board of Directors. Each of the nominees for Class II, if elected, will serve for a three-year term expiring at the 2020 Annual Meeting, or until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal from the Board.

Director Qualifications

The Governance and Nominations Committee reviews candidates for service on the Board and recommends nominees for election to fill vacancies on the Board of Directors, including nomination for re-election of directors whose terms are due to expire. In discharging its responsibility to nominate candidates for election to the Board of Directors, the Governance and Nominations Committee endeavors to identify, recruit and nominate candidates characterized by wisdom, sound judgment, excellent business skills, maturity and high integrity. In particular, the Governance and Nominations Committee seeks individuals with a record of accomplishment in their chosen fields who display the independence of mind and strength of character to be committed to representing the long-term interests of our stockholders. The Governance and Nominations Committee also seeks to ensure that the Board of Directors is composed of individuals of diverse backgrounds, including with respect to age and gender, who have a variety of complementary experience, skills and relationships relevant to Ciena’s business. This diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of The New York Stock Exchange and the Securities and Exchange Commission (the “SEC”), such as the requirements to have a majority of independent directors and an audit committee financial expert. In nominating candidates to fill vacancies created by the expiration of the term of a director, the Governance and Nominations Committee determines whether the incumbent director is willing to stand for re-election. If so, the Governance and Nominations Committee evaluates his or her performance to determine suitability for continued service, taking into consideration, among other things, each director’s contributions to the Board, the value of the continuity of his or her service, and the individual’s familiarity with Ciena’s business, operations or markets.

The table below sets forth some of the key qualifications considered by the Governance and Nominations Committee in their recommendation of nominees.

Experience and Qualifications	Number of Directors
Senior Leadership Experience	9
Accounting and Financial Expertise	3
Industry Experience	7
Mergers and Acquisitions Experience	4
Other Public Company Board Experience	9
Independence	7

Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors.

2      2017 Proxy Statement

Information Regarding Nominees and Continuing Directors

Information for each person nominated for election as a director at the Annual Meeting, including age, term of office and business experience, including directorships during the past five years, as well as for each director continuing service on the Board, is set forth below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes or skills that factored into the determination by the Governance and Nominations Committee and by our Board of Directors that each such person should serve as a director on our Board.

DIRECTOR NOMINEES

Class II Directors with Terms Expiring in 2020

Harvey B. Cash	Professional Highlights
Board Roles and Committees: • Lead Independent Director (through date of Annual Meeting) • Governance and Nominations Committee (Chair, through date of Annual Meeting) • Compensation Committee

Mr. Cash, age 78, has served as a director of Ciena since April 1994. Mr. Cash is a general partner of InterWest Partners, a venture capital firm in Menlo Park, California, which he joined in 1985.

Other Board Experience

	Current • First Acceptance Corp. • Argonaut Group, Inc.	Previous • Silicon Laboratories, Inc. • i2 Technologies, Inc. • Voyence, Inc. • Staktek Holdings, Inc.

Skills and Qualifications

•  Strong institutional knowledge of Ciena’s business and industry, which he has been able to leverage in his capacity as Ciena’s lead outside director and as Chairperson of the Committee on Governance and Nominations

•  Venture capital experience, which offers important insight into market conditions, strategic investments and emerging technologies

•  Expertise, experience and extensive relationships in the high technology sector in general, including the component and chip industries, and the telecommunications industry in particular

Judith M. O’Brien	Professional Highlights
Board Roles and Committees: • Compensation Committee (Chair) • Governance and Nominations Committee

Ms. O’Brien, age 66, has served as a director of Ciena since July 2000. Since November 2012, Ms. O’Brien has served as a partner and head of the Emerging Company Practice Group at the law firm of King and Spalding. Ms. O’Brien served as Executive Vice President and General Counsel of Obopay, Inc., a provider of mobile payment services, from November 2006 through December 2010. From February 2001 until October 2006, Ms. O’Brien served as a Managing Director at Incubic Venture Fund, a venture capital firm. From August 1980 until February 2001, Ms. O’Brien was a lawyer with Wilson Sonsini Goodrich & Rosati, where, from February 1984 to February 2001, she was a partner specializing in corporate finance, mergers and acquisitions and general corporate matters.

Other Board Experience

	Current • Theatro Labs, Inc., a privately held company • Inform, Inc., a privately held company	Previous • Adaptec, Inc.

Skills and Qualifications

•  Experience working in a private law firm focused on technology companies

•  Service as a venture capital professional and as in-house general counsel

•  Important perspective with respect to the overall technology sector and in identifying and assessing legal and regulatory risks

•  Expertise in assessing and structuring strategic transactions, including capital raising opportunities, intellectual property matters, acquisitions, joint ventures and strategic alliances

•  Brings extensive knowledge and experience in the areas of executive compensation and corporate governance to her service as Chair of the Compensation Committee and her membership on the Governance and Nominations Committee

  2017 Proxy Statement   3

DIRECTOR NOMINEES

Class II Directors with Terms Expiring in 2020

Gary B. Smith	Professional Highlights

Mr. Smith, age 56, joined Ciena in 1997 and has served as President and Chief Executive Officer since May 2001. Mr. Smith has served on Ciena’s Board of Directors since October 2000. Prior to his current role, his positions with Ciena included Chief Operating Officer and Senior Vice President, Worldwide Sales. Mr. Smith previously served as Vice President of Sales and Marketing for INTELSAT and Cray Communications, Inc.

Mr. Smith is a member of the President’s National Security Telecommunications Advisory Committee, the Global Information Infrastructure Commission and the Center for Corporate Innovation (CCI).

Other Board Experience

Current • Avaya Inc. • CommVault Systems, Inc.

Skills and Qualifications

•  As Chief Executive Officer of Ciena, brings leadership skills, industry experience and comprehensive knowledge of Ciena’s business, financial position, and operations to Board deliberations

•  Has led Ciena for over fifteen years, including through a transformative acquisition and complex integration

•  Unique perspective on the strategic and operational challenges and opportunities faced by Ciena

•  Almost 30 years of experience in the telecommunications industry, during which time he has lived and worked on four continents

•  Global industry sales and marketing experience that provide the Board an important perspective into Ciena’s markets and business and selling strategies

CONTINUING DIRECTORS

Class I Directors with Terms Expiring in 2019

Lawton W. Fitt	Professional Highlights
Board Roles and Committees: • Audit Committee (Chair)

Ms. Fitt, age 63, has served as a director of Ciena since November 2000. From October 2002 to March 2005, Ms. Fitt served as Director of the Royal Academy of Arts in London. From 1979 to October 2002, Ms. Fitt was an investment banker with Goldman Sachs & Co., where she was a partner from 1994 to October 2002.

Other Board Experience

	Current • The Carlyle Group LP • The Progressive Corporation	Previous • ARM Holdings PLC • Thomson Reuters Corporation

Skills and Qualifications

•  Substantial investment banking experience and expertise in structuring and negotiating acquisition and financing transactions

•  Understanding of the capital markets

•  Brings a strong financial background to her service as Chair of the Audit Committee

•  Significant experience in the areas of raising capital, financial oversight and enterprise risk analysis

•  Executive management experience

•  Service as a director and member of the audit committee of other companies

4      2017 Proxy Statement

CONTINUING DIRECTORS

Class I Directors with Terms Expiring in 2019

Patrick H. Nettles, Ph.D.	Professional Highlights
Board Roles and Committees: • Executive Chairman

Dr. Nettles, age 73, has served as a director of Ciena since April 1994 and as Executive Chairman of the Board of Directors of Ciena since May 2001. From October 2000 to May 2001, Dr. Nettles was Chairman of the Board of Directors and Chief Executive Officer of Ciena, and he was President and Chief Executive Officer from April 1994 to October 2000.

Other Board Experience

Current

•  Trustee for the California Institute of Technology

•  Trustee for the Georgia Tech Foundation, Inc.

•  The Progressive Corporation

•  Axcelis Technologies, Inc., Independent Chairman of the board

Previous • Apptrigger, Inc., formerly known as Carrius Technologies, Inc. • Optiwind Corp., a privately held company

Skills and Qualifications

•  Founder and former Chief Executive Officer of Ciena

•  Significant institutional and industry knowledge

•  Provides key insight and advice in the Board’s consideration and oversight of corporate strategy and management development

•  Executive management experience with Ciena, along with operational management experience and technical expertise, provide the Board a unique perspective and enable him to make significant contributions to the Board

•  Experience as a public company director

Michael J. Rowny	Professional Highlights
Board Roles and Committees: • Audit Committee

Mr. Rowny, age 66, has served as a director of Ciena since August 2004. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications in positions including President and Chief Executive Officer of MCI’s International Ventures, Alliances and Correspondent Group, acting Chief Financial Officer, Senior Vice President of Finance, and Treasurer. Mr. Rowny’s career in business and government has also included positions as Chairman and Chief Executive Officer of the Ransohoff Company, Chief Executive Officer of Hermitage Holding Company, Executive Vice President and Chief Financial Officer of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of The White House.

Other Board Experience

Current • Neustar, Inc.

Skills and Qualifications

•  High level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight, which is relevant in his role as an Audit Committee Financial Expert

•  Previous executive management and experience in international and telecommunications businesses

•  Strong understanding of the capital markets, cash management practices and strategic business opportunities, including acquisitions, lending facilities, and strategic investments

•  Experience as a public company director

  2017 Proxy Statement   5

CONTINUING DIRECTORS

Class III Directors with Terms Expiring in 2018

Bruce L. Claflin	Professional Highlights
Board Roles and Committees: • Audit Committee • Compensation Committee

Mr. Claflin, age 65, has served as a director of Ciena since August 2006. Mr. Claflin served as President and Chief Executive Officer of 3Com Corporation from January 2001 until his retirement in February 2006. Mr. Claflin joined 3Com as President and Chief Operating Officer in August 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, Sales and Marketing, for Digital Equipment Corporation. Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide research and development, product and brand management, as well as president of IBM PC Company Americas.

Other Board Experience

Current • Advanced Micro Devices (AMD) • IDEXX Laboratories, Inc., Chairman of the Nominating and Governance Committee

Skills and Qualifications

•  Prior service as a Chief Executive Officer of a technology company in an adjacent industry provides the Board with a high level of expertise and experience in the operations of a global, high technology company

•  Provides strategic insights

•  Previous management and oversight experience relating to sales, marketing, research and development, supply chain management and manufacturing

•  Experience in international business transactions, risk management, executive compensation and a business-oriented approach to resolving operational challenges

•  Service as a fellow on the National Association of Corporate Directors and as a director of a public technology company

Patrick T. Gallagher	Professional Highlights
Board Roles and Committees: • Lead Independent Director (effective as of the Annual Meeting) • Compensation Committee • Governance and Nominations Committee (Chair, effective as of the Annual Meeting)

Mr. Gallagher, age 61, has served as a director of Ciena since May 2009. Mr. Gallagher currently serves as Chairman of Harmonic, Inc., a global provider of high performance video solutions to the broadcast/cable/telecom/MSP sector. From March 2008 to April 2012, Mr. Gallagher was Chairman of Ubiquisys Ltd., a leading developer and supplier of femtocells for the global 3G mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, a global software solutions company, and from May 2006 until March 2008, served as Vice Chairman of Golden Telecom Inc., a leading facilities-based provider of integrated communications in Russia and the CIS. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group and, prior to that role, held various senior management positions at British Telecom.

Other Board Experience

	Current • Intercloud SAS, Chairman	Previous • Sollers JSC

Skills and Qualifications

•  Extensive international business experience provides the Board with expertise and an important perspective regarding international transactions and markets

•  Experience as a senior executive of major European telecommunications service providers offers the Board insight into carrier customer perspectives as well as industry opportunities, marketing and sales strategies and operational challenges outside of the United States

•  Industry knowledge and prior management expertise provide the Board with significant industry knowledge and expertise in submarine and wireless network applications and strategic growth market opportunities for Ciena

•  Experience as a public company director in both the U.S. and Europe

6      2017 Proxy Statement

CONTINUING DIRECTORS

Class III Directors with Terms Expiring in 2018

T. Michael Nevens	Professional Highlights
Board Roles and Committees: • Audit Committee

Mr. Nevens, age 67, has served as a director of Ciena since February 2014. Since 2006, Mr. Nevens has served as senior adviser to Permira Advisers, LLC, an international private equity fund. From 1980 to 2002, Mr. Nevens held various leadership positions at McKinsey & Co., most recently as a director (senior partner) and as managing partner of the firm’s Global Technology Practice. He also served on the board of the McKinsey Global Institute, which conducts research on economic and policy issues. Mr. Nevens has been an adjunct professor of Corporate Governance and Strategy at the Mendoza College of Business at the University of Notre Dame.

Other Board Experience

	Current • NetApp, Inc., Chairman	Previous • Altera Corporation

Skills and Qualifications

•  Substantial experience with and exposure to a wide variety of companies and their corporate strategies, both as a private equity adviser and management consultant, provides the Board with expertise in the areas of strategic and long-term business planning and competitive strategy

•  Provides the Board with insight on corporate governance changes affecting public companies

•  Experience as a director of other global, high technology companies

Proposal No. 1 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the election of the three Class II nominees listed above

  2017 Proxy Statement   7

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Ciena has adopted a number of policies and practices, some of which are described below, which highlight its commitment to sound corporate governance principles. Ciena also maintains a corporate governance page on its website that includes additional related information, as well as Ciena’s bylaws, codes of conduct, principles of corporate governance, and the charters for each of the standing committees of the Board of Directors. The corporate governance page can be found by clicking on the “Corporate Governance” link of the “Investors” section of our website at www.ciena.com.

Independent Directors

In accordance with the current listing standards of The New York Stock Exchange, the Board of Directors, on an annual basis, affirmatively determines the independence of each director or nominee for election as a director. The Board of Directors has determined that, with the exception of Dr. Nettles and Mr. Smith, both of whom are employees and executive officers of Ciena, all of its members are “independent directors,” using the definition of that term in the listed company manual of The New York Stock Exchange. Also, as more fully described below, all members of the Board’s standing Audit, Compensation and Governance and Nominations Committees are independent directors, and all members of the Board’s standing Audit and Compensation Committees are independent directors in accordance with the additional listing standards applicable to those committees.

Communicating with the Board of Directors

The Board of Directors has adopted a procedure for receiving and addressing communications from all interested parties, including Ciena’s stockholders. Interested parties may send written communications to the entire Board of Directors (or any committee thereof), Ciena’s lead independent director, or all of the independent directors serving on the Board, by addressing communications to:

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

Attention: Corporate Secretary

Please address any communication by e-mail to ir@ciena.com and mark “Attention: Corporate Secretary” in the “Subject” field.

Our General Counsel serves as Corporate Secretary and determines, in his discretion, whether the nature of the communication is such that it should be brought to the attention of the Board of Directors or a committee thereof, the lead independent director, or all of the independent directors. As a general matter, the Corporate Secretary does not forward spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or offensive or inappropriate material.

Principles of Corporate Governance, Bylaws and Other Governance Documents

Our Board of Directors has adopted Principles of Corporate Governance and other corporate governance policies that supplement certain provisions of our bylaws and relate to, among other things, the composition, structure, interaction and operation of the Board of Directors. Some of our key governance policies and practices are summarized below.

❖	Proxy Access

In January 2017, we amended our bylaws to implement proxy access, which provides, among other things, that eligible stockholders may nominate director candidates for inclusion in our proxy statement and proxy card. Proxy access may be used by a group of up to 20 stockholders, owning at least three percent (3%) of our outstanding common stock continuously for a minimum of three years, to nominate up to the greater of 20% of the Board of Directors or two directors, subject to certain limitations. Our Board of Directors believes this proxy access provision reflects a balanced approach that provides a meaningful proxy access right, mitigates the risk of abuse, and protects the interests of all of our stockholders. The full text of the proxy access bylaw can be found as an exhibit to the Current Report on Form 8-K filed with the SEC on January 27, 2017.

❖	Majority Vote Standard in Director Elections

Ciena’s bylaws and Principles of Corporate Governance provide that, in the case of an uncontested election, each director be elected by the vote of a majority of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, “a majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), however, directors will be elected by plurality vote.

As a condition of nomination, all directors are required to submit to Ciena an irrevocable resignation that becomes effective if the nominee does not receive majority vote (in an uncontested election) and the Board of Directors accepts

8      2017 Proxy Statement

the resignation. If the director fails to receive the requisite votes, the Governance and Nominations Committee will promptly consider the resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. No later than 90 days following the date of the certification of the election results, the Board of Directors will disclose its decision by press release and a Form 8-K filed with the SEC. The Board of Directors will provide a full explanation of the process by which the decision was reached and, if applicable, the rationale for rejecting the resignation. If a resignation is accepted by the Board, the Governance and Nominations Committee will recommend to the Board whether to fill the vacancy or to reduce the size of the Board of Directors.

Any director whose resignation is being considered is not permitted to participate in the recommendation of the Governance and Nominations Committee or the decision of the Board as to his or her resignation. If the resignations of a majority of the members of the Governance and Nominations Committee were to become effective as a result of the voting, the remaining independent directors will appoint a special committee among themselves for the purpose of considering the resignations and recommending whether to accept or reject them.

❖	Selection of Board Members; Vacancies

For any director elected by the Board of Directors to fill a vacancy, Ciena’s bylaws limit the term of office of such person to the period from election until the first annual meeting following election, at which time such person is required to stand for election by the stockholders to serve out the remainder of the term of the class to which such person was elected.

❖	Service on Other Boards of Directors

Our Board of Directors believes that directors should not serve on more than four other boards of public companies in addition to our Board and that the CEO should not serve on more than two other boards of public companies in addition to our Board. In the event that a director wishes to join the board of directors of another public company in excess of this limit, our Board, in its sole discretion, will determine whether service on the additional board of directors is likely to interfere with the performance of the director’s duties to Ciena, taking into account a number of factors. In addition, time constraints and demands of potential director nominees are reviewed and factored into the decision of the Governance and Nominations Committee and the Board.

❖	Change in Principal Occupation of Director or Change Affecting Independence

In some cases, when a director changes his or her principal occupation, the change may affect his or her ability to continue to serve on our Board of Directors. As a result, when a director substantially changes his or her principal occupation, including by retirement, or there is a change in circumstances that causes an independent director to no longer be considered independent under New York Stock Exchange rules, that director will tender his or her resignation to the Board. In considering the notice of resignation, the Governance and Nominations Committee will weigh such factors as it deems relevant and recommend to the Board whether the resignation should be accepted, and the Board will act promptly on the matter, with any acceptance of such resignation to be promptly publicly disclosed.

❖	Term Limits and Mandatory Retirement Age

Our Board of Directors does not believe it should establish a maximum length of service or a mandatory retirement age for directors. The Board believes that the skill set and perspectives of its members should remain sufficiently current and broad in dealing with current and changing business dynamics, and therefore seeks to maintain a balance of directors with varying lengths of service and ages. While the Board recognizes that term limits and/or a mandatory retirement age could assist in this regard, they may have the unintended consequence of forcing the Board and the Company to lose the contribution of directors who over time have developed increased judgment, knowledge and valuable insight into the Company and its operations. The Board also believes that there are other, more effective means to address board refreshment, including through a robust annual self-assessment process.

❖	Stock Ownership Requirements

To align the interests of Ciena’s executive officers and members of our Board of Directors with those of Ciena’s stockholders, and to illustrate and promote our commitment to sound corporate governance, we maintain stock ownership guidelines for our executive officers and non-employee directors. These guidelines require such persons to hold shares of Ciena common stock of a value equal to the lesser of a multiple of their annual base salary or annual retainer, as applicable, or a fixed number of shares as follows:

Position	Stock Ownership Requirement
CEO	Lesser of 3.0x annual base salary or 100,000 shares
Executive Chairman	Lesser of 3.0x annual base salary or 100,000 shares
Executive Officers	Lesser of 1.5x annual base salary or 40,000 shares
Non-Employee Directors	Lesser of 3.0x annual retainer or 15,000 shares

  2017 Proxy Statement   9

Each executive officer and non-employee director is subject to these guidelines, provided he or she has five years from the date such individual first becomes subject to the guidelines to attain the requisite stock ownership. Shares that count toward satisfaction of the stock ownership guidelines include: (i) shares owned outright by such person or his or her immediate family members residing in the same household; (ii) shares held in trust for the benefit of such person or his or her family; and (iii) shares purchased on the open market. Unexercised stock options, whether or not vested, and unvested restricted stock units, do not count toward the satisfaction of the guidelines. The guidelines may be waived, at the Compensation Committee’s discretion, if compliance would create hardship or prevent compliance with a court order.

❖	Prohibition Against Pledging Ciena Securities and Hedging Transactions

In accordance with Ciena’s Insider Trading Policy, our executive officers and members of our Board of Directors are prohibited from pledging Ciena securities and engaging in hedging transactions with respect to Ciena securities. Ciena specifically prohibits our executive officers and non-employee directors from holding Ciena securities in any margin account for investment purposes or otherwise using Ciena securities as collateral for a loan. Such persons are also prohibited from purchasing certain instruments (including prepaid variable forward contracts, equity swaps and collars) and engaging in transactions designed to hedge or offset any decrease in the value of Ciena securities.

❖	Committee Responsibilities

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee. Each committee meets regularly and has a written charter that can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com. At each regularly scheduled Board meeting, the chairperson or a member of each committee reports on any significant matters addressed by the committee.

❖	Executive Sessions

Our independent directors on the Board of Directors, and the standing committees thereof, meet regularly in executive session without employee-directors or other executive officers present. The lead independent director, or the chairperson of such committee, presides at these meetings.

❖	Outside Advisors

The Board of Directors, and each of its standing committees, may retain outside advisors and consultants at its discretion and at Ciena’s expense. Management’s consent to retain outside advisors is not required.

❖	Board Effectiveness

To ensure that our Board of Directors and its committees are performing effectively and in the best interests of Ciena and its stockholders, the Board performs an annual assessment, overseen by the Governance and Nominations Committee, of itself, its committees and each of its members.

Copies of our Principles of Corporate Governance and bylaws can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

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Codes of Ethics

Code of Business Conduct and Ethics

Ciena has adopted a Code of Business Conduct and Ethics that is applicable to all of its directors, officers and employees. The Code of Business Conduct and Ethics reflects Ciena’s policy of dealing with all persons, including our customers, employees, investors, and suppliers, with honesty and integrity. All new employees are required to complete training on our Code of Business Conduct and Ethics, and we conduct both recurring employee affirmations with respect to our Code of Business Conduct and Ethics and periodic training and communication related to specific topics contained therein.

Code of Ethics for Directors

In January 2017, Ciena adopted a Code of Ethics for Directors, which supplements the obligations of directors under the Code of Business Conduct and Ethics and sets forth the standards for Ciena directors. Among other things, the Code of Ethics for Directors outlines the responsibilities of our directors with respect to their fiduciary duties, conflicts of interest, treatment of confidential Ciena information, communications and other compliance matters.

Code of Ethics for Senior Financial Officers

In accordance with the Sarbanes-Oxley Act of 2002, Ciena has also adopted a Code of Ethics for Senior Financial Officers that is specifically applicable to Ciena’s Chief Executive Officer, Chief Financial Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct, and compliance with the law, particularly as it relates to the maintenance of Ciena’s financial records and the preparation of financial statements filed with the SEC.

Each of these documents can be found on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com. You may also obtain copies of these documents without charge by writing to: Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary.

Board Leadership Structure

Lead Independent Director

One of our independent Board members is elected to serve as lead independent director. The lead independent director is responsible for coordinating the activities of the other independent directors and has the authority to preside at all meetings of the Board of Directors at which the Executive Chairman is not present, including executive sessions of the independent directors. The lead independent director serves as principal liaison on Board-wide issues between the independent directors and the Executive Chairman, approves meeting schedules and agendas and monitors the quality of information sent to the Board. The lead independent director may also recommend the retention of outside advisors and consultants who report directly to the Board of Directors. If requested by stockholders, when appropriate, the lead independent director will also be available, as the Board’s liaison, for consultation and direct communication. The lead independent director also assists the Governance and Nominations Committee in guiding both the Board’s annual self-assessment and the CEO succession planning process. Mr. Cash currently serves as Ciena’s lead independent director and, effective as of the Annual Meeting, Mr. Gallagher will replace him as Ciena’s lead independent director.

Separation of Chairman and CEO Roles

Although our Board of Directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairman should be separate, Ciena has separately maintained these positions since 2001. Separating the Executive Chairman and Chief Executive Officer roles allows us efficiently to develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership. Mr. Smith currently serves as Chief Executive Officer and Dr. Nettles, who previously served as Chief Executive Officer until Mr. Smith assumed that role in 2001, serves as Executive Chairman.

The Board believes that its leadership structure is appropriate for Ciena. Through the role of the lead independent director, the independence of the Board’s committees, and the regular use of executive sessions of the independent directors, the Board is able to maintain independent oversight of our business strategies, annual operating plan, and other corporate activities. These features, together with the role and responsibilities of the lead independent director described above, work to ensure a full and free discussion of issues that are important to Ciena and its stockholders. At the same time, the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Dr. Nettles brings to the role of Executive Chairman.

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Board Oversight of Risk

The Board of Directors believes that risk management is an important part of establishing, updating and executing Ciena’s business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the company. The Board focuses its oversight on the most significant risks facing the company and on its processes to identify, prioritize, assess, manage and mitigate those risks.

Among other things, the Board annually reviews and considers Ciena’s long-term strategic plan, its annual financial and operating plan, and its enterprise risk management program. The Board and its committees also receive regular reports from members of senior management on areas of material risk to the company, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the company.

The Board’s leadership structure, with a lead independent director, separate Executive Chairman and CEO, independent Board committees with strong chairs, the active participation of committees in the oversight of risk and open communication with management, supports the risk oversight function of the Board.

Each standing committee of the Board has the following oversight responsibilities and provides regular reports to the Board on at least a quarterly basis:

Committee	Responsibilities
Audit Committee

Oversee management of financial risks associated with:

•  accounting matters

•  liquidity and credit risks

•  corporate tax positions

•  insurance coverage

•  cash investment strategy

•  financial results

Oversee financial and business process systems, including Ciena’s corporate enterprise resource planning platform

Oversee management of risks relating to the performance of the company’s internal audit function and its independent registered public accounting firm

Oversee the company’s systems of internal controls and disclosure controls and procedures

Oversee IT security matters

Compensation Committee

Oversee management of risks associated with:

•  executive compensation

•  overall compensation and benefit strategies

•  compensation and benefit plans and arrangements

•  compensation practices and policies

•  Board of Directors’ compensation

Oversee the company’s compensation plans and activities to manage and control these risks and mitigate their effect on the company’s business

Governance and Nominations Committee

Oversee management of risks associated with:

•  corporate governance practices

•  compliance and ethics program

•  director independence

•  Board composition

•  Board performance and assessment

Review and assess allocation of responsibility for risk oversight among the Board and its standing committees

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Committees of the Board of Directors and Meetings

During fiscal 2016, the Board of Directors held seven meetings. The three standing committees of the Board of Directors held meetings as follows:

•	the Audit Committee held nine meetings;

•	the Compensation Committee held nine meetings; and

•	the Governance and Nominations Committee held six meetings.

Each of our directors attended at least 75% in the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served during fiscal 2016. Ciena encourages, but does not require, members of the Board of Directors to attend the Annual Meeting, and six of Ciena’s directors participated in the virtual Annual Meeting last year.

Composition of Standing Committees

The table below details the composition and Chairs (C) of Ciena’s standing Board committees as of the end of fiscal 2016. Mr. Smith and Dr. Nettles do not serve on committees of the Board of Directors.

Director	Audit Committee	Compensation Committee	Governance and Nominations Committee
Harvey B. Cash		❖	C*
Bruce L. Claflin	❖	❖
Lawton W. Fitt	C
Patrick T. Gallagher		❖	❖
T. Michael Nevens	❖
Judith M. O’Brien		C	❖
Michael J. Rowny	❖

*	Effective as of the Annual Meeting, Mr. Gallagher will replace Mr. Cash as lead independent director and chair of the Governance and Nominations Committee. Mr. Cash, if elected at the Annual Meeting, is expected to continue to serve as a member of the Governance and Nominations Committee.

Audit Committee

The Audit Committee falls within the definition of “audit committee” under Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (“Exchange Act”). The Board of Directors has determined that each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Exchange Act and qualifies under the independence standards of The New York Stock Exchange. The Board of Directors has determined that each member of the Audit Committee is financially literate, as interpreted by the Board in its business judgment. The Board has also determined that Mr. Rowny is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act and an “independent director” as independence for audit committee members is defined in The New York Stock Exchange listing standards.

Among its responsibilities, the Audit Committee appoints and establishes the compensation for Ciena’s independent registered public accounting firm, approves in advance all engagements with Ciena’s independent registered public accounting firm to perform audit and non-audit services, reviews and approves the procedures used by Ciena to prepare its periodic reports, reviews and approves Ciena’s critical accounting policies, discusses audit plans and reviews results of the audit engagement with Ciena’s independent registered public accounting firm, obtains and reviews a report of Ciena’s independent registered public accounting firm describing certain matters required by the listing standards of The New York Stock Exchange, reviews the independence of Ciena’s independent registered public accounting firm, and oversees Ciena’s internal audit function and Ciena’s accounting processes, including the adequacy of its internal controls over financial reporting. Ciena’s independent registered public accounting firm and internal audit department report directly to the Audit Committee. The Audit Committee also reviews and considers any related person transactions in accordance with our Policy on Related Person Transactions and applicable rules of The New York Stock Exchange.

Governance and Nominations Committee

The Governance and Nominations Committee reviews, develops and makes recommendations regarding various aspects of the Board of Directors, including its size, composition, standing committees and practices. The Governance and Nominations Committee also reviews and implements corporate governance policies, practices and procedures. The Governance and

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Nominations Committee conducts an annual review of the performance of the Board of Directors, its standing committees, and its individual members. The Governance and Nominations Committee is also responsible for making recommendations to the Board of Directors regarding the composition and independence of its non-employee members. The members of the Governance and Nominations Committee are all independent directors under applicable rules of The New York Stock Exchange.

The Governance and Nominations Committee may also consider recommendations for nomination from other sources and interested parties, including Ciena’s officers, directors and stockholders. In considering these recommendations, the Governance and Nominations Committee utilizes the same standards described in “Director Qualifications” above, and considers the current size and composition of the Board, and the needs of the Board and its committees. When appropriate, the Governance and Nominations Committee may retain executive recruitment firms to assist in identifying suitable candidates. Stockholders who wish to recommend potential nominees may address their recommendations in writing to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. For a description of the process by which stockholders may nominate directors in accordance with our bylaws, please see “Stockholder Proposals for 2017 Annual Meeting” below.

Compensation Committee

The Compensation Committee has responsibility, authority and oversight relating to the development of Ciena’s overall compensation strategy and compensation programs. The Compensation Committee establishes our compensation philosophy and policies, and it oversees compensation plans for our executive officers and non-executive employees. Effective as of fiscal 2017, the Committee also has oversight responsibility for the compensation program for Ciena’s non-employee directors. The Compensation Committee seeks to ensure that our compensation policies and practices promote stockholder interests and support our compensation objectives and philosophy. Ciena’s compensation program for our executive officers focuses on addressing the following principal objectives:

•	attract and retain talented personnel individuals by offering competitive compensation packages;

•	motivate our executive officers to achieve strategic and tactical objectives, including the profitable growth of Ciena’s business;

•	align executive compensation with stockholder interests;

•	reward our executive officers for individual, functional and corporate performance; and

•	promote a pay-for-performance culture.

In making compensation decisions, the Compensation Committee also seeks to promote teamwork among and high morale within our executive team.

The Compensation Committee determines the compensation of our executive officers. As part of this determination, the Compensation Committee annually evaluates the performance of our CEO, Mr. Smith, and our Executive Chairman, Dr. Nettles, and considers evaluations by or recommendations from our CEO regarding our other executive officers. The Committee also receives information and advice from its compensation consultant, as described below. The Committee reviews and has final authority to approve and make decisions with respect to the compensation of our executive officers. Our executive officers, including our CEO, do not participate in the determination of their own compensation, and with the exception of our CEO do not play any role in determining or recommending the amount of executive officer compensation. For detailed information regarding the Compensation Committee, its determination of the form and amount of compensation paid to our executive officers, including the “Named Executive Officers,” and Mr. Smith’s role in such determinations, please see “Compensation Discussion and Analysis” below.

The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and are independent directors under The New York Stock Exchange listing standards for purposes of compensation committee service. The Compensation Committee’s charter permits the Committee to delegate authority to our CEO to make equity awards in connection with new hires and promotions and other discretionary awards. The Board of Directors has delegated limited authority to Mr. Smith to make equity awards to employees who are not part of the executive leadership team, within certain parameters and guidelines applicable to, among other things, the size, terms and conditions of such awards. The Compensation Committee regularly reviews at its meetings quarterly and year-to-date grant activity pursuant to this delegated authority.

Compensation Consultant. To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. For purposes of advice and consultation with respect to compensation of our executive officers during fiscal 2016, the Committee engaged Compensia, Inc., a national compensation consulting firm. Prior to engaging Compensia, the Committee considered and assessed Compensia’s independence. To ensure Compensia’s continued independence and to avoid any actual or apparent conflict of interest, the Committee does not permit Compensia to be engaged to perform any services for Ciena beyond those services provided to the Committee; which includes, with respect to compensation of our non-employee directors, the review by the Governance and Nominations Committee of the report requested

14      2017 Proxy Statement

by the Compensation Committee. The Committee has sole authority to retain or terminate Compensia as its executive compensation consultant and to approve its fees and other terms of engagement. The Committee regularly, but not less than annually, considers the independence of its compensation consultant and determines whether any related conflicts of interest require disclosure.

In establishing executive compensation for fiscal 2016, the Compensation Committee relied upon Compensia to:

•	assist in the selection of a group of peer companies;

•	provide information on compensation paid by such peer companies to their executive officers;

•	analyze compensation survey data to supplement publicly available information on compensation paid by peer companies;

•	advise on alternative structures, forms of compensation and allocation considerations;

•	advise on appropriate levels of compensation for the Named Executive Officers and the other members of the executive team; and

•	prepare “tally sheets” showing, for each executive officer, all elements of compensation received in previous fiscal years, equity grant detail, the projected value of vested and unvested equity awards outstanding, and a competitive analysis of compensation relative to the peer group.

In addition to its advisory work regarding executive compensation during fiscal 2016, Compensia was also engaged by the Compensation Committee to provide assistance in evaluating the compensation of the non-employee members of our Board of Directors as set forth below, and to participate in or provide assistance with respect to the Committee’s annual compensation risk assessment and its review of the Compensation Discussion and Analysis included in this proxy statement. Compensia was also engaged to provide data and analysis relating to the Committee’s consideration of the terms and conditions of the change in control severance agreements described under “Potential Payments Upon Termination or Change in Control” below.

Compensation Committee Interlocks and Insider Participation

Messrs. Cash, Claflin and Gallagher and Ms. O’Brien, who comprised the Compensation Committee as of the end of fiscal 2016, are independent directors and were not, at any time during fiscal 2016, or at any other time, officers or employees of Ciena. During fiscal 2016, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of Ciena served.

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DIRECTOR COMPENSATION

Our director compensation program is designed both to attract and to fairly compensate highly qualified, non-employee directors to represent our stockholders on the Board of Directors and to act in the stockholders’ best interests. The Governance and Nominations Committee, which consists solely of independent directors, has had primary responsibility for reviewing and recommending any changes to our director compensation program, with compensation changes approved or ratified by the full Board. Effective for fiscal 2017, the Compensation Committee will assume primary responsibility for our director compensation program. Our executive officers do not play any role in determining or recommending the amount of non-employee director compensation, except that Mr. Smith and Dr. Nettles vote on the recommendations of the Governance and Nominations committee in their capacities as members of the Board.

Our Board of Directors includes two Ciena executive officers: Dr. Nettles, who serves as our Executive Chairman of the Board, and Mr. Smith, who serves as our Chief Executive Officer. Dr. Nettles does not receive cash compensation for his service as a director, and Mr. Smith does not receive any compensation for his service as a director. Information regarding equity compensation to Dr. Nettles during fiscal 2016 can be found in the tabular disclosure below. Information regarding the determination of Mr. Smith’s compensation can be found in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” below.

Fiscal 2016 Board Compensation

For the purpose of determining non-employee director compensation for fiscal 2016, the Compensation Committee engaged Compensia to assist in evaluating the competitiveness of our director compensation program. This evaluation was then reviewed by our Governance and Nominations Committee. The Governance and Nominations Committee considered an overview of the corporate governance environment as well as recent trends and developments relating to director compensation. The Governance and Nominations Committee also specifically considered both the amounts payable under and the various components of our director compensation program, as well as the aggregate director compensation cost, in comparison to the boards of directors of the same group of peer companies that the Compensation Committee used in determining executive officer compensation. After considering the factors above and the recommendations of the Governance and Nominations Committee, our Board of Directors did not make any changes to the director compensation program for fiscal 2016.

Cash Compensation

Our cash compensation program for non-employee directors for fiscal 2016 was as follows:

Cash Compensation	Amount ($)
Annual Retainer — Non-Employee Director	$60,000
Additional Annual Retainer — Lead Independent Director	$10,000
Additional Annual Retainer — Audit Committee	$35,000 (Chairperson) $15,000 (other directors)
Additional Annual Retainer — Compensation Committee	$25,000 (Chairperson) $10,000 (other directors)
Additional Annual Retainer — Governance and Nominations Committee	$15,000 (Chairperson) $ 6,000 (other directors)

Under this program, our non-employee directors are not entitled to receive meeting attendance fees unless the Board, or any standing Board committee, is required to hold an unusually high number of meetings. In the event that the Board or a standing Board committee holds more than ten meetings in a fiscal year, each non-employee director (as applicable) will be entitled to receive an additional $1,500 per meeting for the Chairperson, or an additional $1,000 per meeting for other directors. In the event that the Board, or a standing Board committee, creates a special committee or subcommittee that holds more than three meetings in a fiscal year, each non-employee director serving on that committee or subcommittee will be entitled to receive an additional $1,000 per meeting. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

We pay the retainer fees set forth above in quarterly installments. Meeting attendance fees, when applicable, are generally paid promptly following the end of the fiscal year.

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Equity Compensation

Our equity compensation program for non-employee directors and Dr. Nettles for fiscal 2016 was as follows:

Equity Compensation	Target Delivered Value ($)
Initial RSU Award — Upon Director Election or Appointment	$175,000
Annual RSU Award — Non-Employee Directors and Executive Chairman	$175,000

The actual number of shares underlying restricted stock unit (“RSU”) awards granted in order to achieve the applicable “target delivered value” in the table above is determined based on the average closing price of Ciena’s common stock over the 30-day period immediately prior to the date of the grant. Initial equity awards are made in connection with initial election or appointment to the Board of Directors, with the target delivered value prorated for the fiscal year based on date of election or appointment. Initial equity awards vest in equal annual installments over a three-year period. Annual equity awards are made on the date of each Annual Meeting of Stockholders and vest in equal annual installments over a three-year period. Vesting of the RSU awards is subject to acceleration upon the director’s death, disability, retirement, or upon or in connection with a change in control of Ciena. Delivery of the shares upon vesting is subject to any applicable instruction provided by the director under the Directors’ Restricted Stock Deferral Plan described below.

Director Compensation Table

The following table and the accompanying footnotes describe the “total compensation” received by our non-employee directors and by Dr. Nettles during fiscal 2016:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Patrick H. Nettles, Ph.D.	—	$ 175,394	$ 192,320	$ 367,714
Harvey B. Cash	$ 95,000	$ 175,394	—	$ 270,394
Bruce L. Claflin	$ 85,000	$ 175,394	—	$ 260,394
Lawton W. Fitt	$ 95,000	$ 175,394	—	$ 270,394
Patrick T. Gallagher	$ 76,000	$ 175,394	—	$ 251,394
T. Michael Nevens	$ 75,000	$ 175,394	—	$ 250,394
Judith M. O’Brien	$ 91,000	$ 175,394	—	$ 266,394
Michael J. Rowny	$ 75,000	$ 175,394	—	$ 250,394

(1)	Reflects the aggregate dollar amount of all cash compensation earned for service as a director, including the retainers and meeting attendance fees described in “Cash Compensation” above.

(2)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted during fiscal 2016, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The aggregate grant date fair value is calculated using the closing price of Ciena common stock on the grant date as if all of the shares underlying these awards were vested and delivered on the grant date. Accordingly, the aggregate grant date fair value in the above table was calculated using the closing price of Ciena common stock on March 24, 2016, the grant date for each director’s annual award. Each of these awards was granted under the 2008 Omnibus Incentive Plan (“2008 Plan”) and vests over a three-year period. The aggregate grant date fair values will likely vary from the actual amount ultimately realized by any director based on a number of factors, including the number of shares that ultimately vest, the effect of any deferral elections, the timing of any sale of shares, and the market price of Ciena common stock at the time of disposition.

(3)	Non-employee directors do not receive any perquisites or other personal benefits or property as part of their compensation. Dr. Nettles does not receive cash compensation for his service as a director; the amount reported as “All Other Compensation” for Dr. Nettles reflects (a) his annual base salary for service as an executive officer of Ciena during fiscal 2016, which was reduced from $300,000 to $150,000 as of February 1, 2016, and (b) Section 401(k) plan matching contributions paid by Ciena and available to all full-time U.S. employees on the same terms.

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Outstanding Equity Awards for Directors at Fiscal Year-End

The following table sets forth, on an aggregate basis, information related to the outstanding unexercised stock options and unvested RSU awards held by each of the non-employee directors and Dr. Nettles as of the end of fiscal 2016. We have not granted stock options to our non-employee directors since fiscal 2006.

Outstanding Equity Awards at Fiscal Year-End

	Unexercised Option Awards		Stock Awards

Name	Aggregate Number of Shares Underlying Exercisable Options (#)	Aggregate Number of Shares Underlying Unexercisable Options (#)	Aggregate Number of Unvested Shares or Units (#)
Patrick H. Nettles, Ph.D.	—	—	17,601
Harvey B. Cash	—	—	17,601
Bruce L. Claflin	—	—	17,601
Lawton W. Fitt	—	—	17,601
Patrick T. Gallagher	—	—	17,601
T. Michael Nevens	—	—	18,007
Judith M. O’Brien	—	—	17,601
Michael J. Rowny	—	—	17,601

Deferral of Director Compensation

Through the end of fiscal 2016, we maintained a Directors’ Restricted Stock Deferral Plan that allowed non-employee directors to defer receipt of all or a portion of the shares of Ciena common stock underlying RSU awards granted in connection with their service on the Board of Directors. For fiscal 2017, the Board of Directors adopted the Ciena Corporation Deferred Compensation Plan, which allows our directors to elect to defer receipt of all or a portion of their compensation (including shares underlying RSU awards). Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred, the deferral period, and the form of distribution of their compensation. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of Ciena common stock. Distributions may be made in a lump sum or installments, as designated by the participating director, subject to early distribution of vested awards in a lump sum in the event of the participant’s death or termination of service, a change in control of Ciena or termination of the plan.

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PROPOSAL NO. 2

APPROVAL OF CIENA’S 2017 OMNIBUS INCENTIVE PLAN

Overview

We are requesting that our stockholders vote in favor of our 2017 Omnibus Incentive Plan, which we sometimes refer to in this proposal as the “2017 Plan.” The 2017 Plan, if approved by our stockholders, will replace our existing 2008 Omnibus Incentive Plan, which we sometimes refer to in this proposal as the “2008 Plan.” Our 2008 Plan is currently the only equity incentive compensation plan under which we grant equity incentive awards, such as stock awards, to directors, officers and employees. This section provides a summary of the terms of the 2017 Plan and the proposal that stockholders approve the plan.

EXECUTIVE SUMMARY

❖    2008 Plan will expire per its terms next year

❖    2017 Plan is based on and retains substantially the same features as the 2008 Plan, with additional improvements that we believe are important to stockholders

❖    Designed with input from stockholders

❖    Does not contain any adverse plan features or practices that would be considered an “overriding factor” by Institutional Shareholder Services, Inc. (“ISS”) for the purpose of making a voting recommendation

❖    Uses the same fungible share ratio for stock awards as the 2008 Plan

❖    Consistent with our last equity plan proposal approved by stockholders, we believe the number of shares authorized will enable us to address our incentive compensation needs for the next three fiscal years

❖    We believe the number of authorized shares and impact on stockholders will meet the ISS standards for Acceptable Threshold Score

On December 7, 2016, upon recommendation of the Compensation Committee, the Board of Directors approved the 2017 Plan, subject to approval of our stockholders at the Annual Meeting. We are asking our stockholders to approve the 2017 Plan as we believe that the plan is important to our continued growth and success. The purpose of the 2017 Plan is to attract, motivate and retain highly qualified officers, directors, key employees and other key individuals. We believe that providing these individuals an opportunity to acquire a direct proprietary interest in the operations and future success of Ciena will motivate them to serve Ciena and to expend maximum effort to improve our business and results of operations. We believe that equity awards under the 2017 Plan will be a valuable incentive to participants and will benefit stockholders by aligning more closely the interests of participants in the 2017 Plan with those of our stockholders. In designing the 2017 Plan, we have engaged with certain stockholders to seek their feedback and have endeavored to align the 2017 Plan with key best practices with respect to governance and compensation. We have also designed the 2017 Plan with a view towards ensuring that its terms align with key best practices recommended by ISS and that the impact to stockholders of the shares authorized is reasonable.

The 2017 Plan will not be effective unless and until it is approved by our stockholders, and we will not make any awards thereunder until such time as the plan is effective. If our stockholders approve the 2017 Plan, we will not make any further awards under our prior equity incentive compensation plans (including the 2008 Plan) and will thereafter make awards exclusively from the 2017 Plan and our Amended and Restated Employee Stock Purchase Plan (“ESPP”).

The 2017 Plan authorizes and reserves 8.9 million shares of our common stock for issuance. In addition, on the effective date of the 2017 Plan, all shares that remain available for issuance under the 2008 Plan will be added to the 2017 Plan and made available for issuance thereunder. The number of shares available under the 2017 Plan will also be increased from time to time by: (i) the number of shares subject to outstanding awards granted under our prior equity compensation plans that are forfeited, expire or are canceled without delivery of common stock following the effective date of the 2017 Plan, and (ii) the number of shares subject to awards assumed or substituted in connection with the acquisition of another company.

The 2017 Plan is intended to be a broad-based equity plan in which Ciena’s directors, executive officers, and other eligible non-officer employees may participate.

  2017 Proxy Statement   19

Equity Awards Outstanding and Available

The table below includes information as of January 1, 2017 with respect to our (i) outstanding equity incentive compensation awards and (ii) shares remaining available for grant under our 2008 Plan:

Equity Awards Outstanding and Available Summary

Stock options outstanding (1)	1,137,415
Restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) outstanding	5,215,119
Shares remaining available for grant under 2008 Plan (2)	1,297,339
Weighted average exercise price of outstanding options	$27.99
Weighted average exercise price of exercisable options	$27.94
Weighted average remaining term of outstanding options	3.45 years

(1)	Of the stock options outstanding, approximately 62% were “underwater” (i.e., having an exercise price above the current trading price) as of January 1, 2017.

(2)	Equivalent to 990,335 shares available for future stock awards given the applicable fungible share ratio.

The 2017 Plan will not be effective unless and until approved by our stockholders. Participation and the types of awards under the 2017 Plan will be subject to the discretion of the Compensation Committee and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the 2017 Plan is approved are not currently determinable. On the record date, there were eight executive officers, seven non-employee directors and approximately 5,600 employees who would be eligible to participate in the 2017 Plan if it is approved. The closing market price per share of our common stock on The New York Stock Exchange on January 26, 2017 was $24.90.

2017 Plan Highlights

The Board believes that approval of the 2017 Plan is in the interest of Ciena and its stockholders and that the 2017 Plan reflects current market best practices with respect to incentive compensation. Some of the key features of the 2017 Plan that are designed to protect our stockholders’ interests and that reflect Ciena’s commitment to best practices and effective management of equity compensation are as follows:

❖	Plan Limits and Additional Shares

The 2017 Plan authorizes a fixed number of shares and requires stockholder approval to increase the maximum number of securities that may be issued thereunder. The 2017 Plan does not contain an evergreen provision or other features which periodically add new shares for grant thereunder.

❖	Compensation Limits

The 2017 Plan contains limitations on the maximum number of shares that may be awarded to, and the maximum amount that may be earned by, any individual under the 2017 Plan in any 12-month period, as well as a limitation on the compensation that may be awarded to a non-employee director in any fiscal year.

❖	Application of Fungible Share Ratio for Counting Full Value Awards

Under the 2017 Plan, every share underlying RSUs, PSUs, and other full value awards is subject to a fungible share ratio that reduces the number of shares remaining available for issuance under the plan by a factor greater than one. The proposed fungible share ratio is 1.31 shares for each full value share awarded, which is the same ratio used under the 2008 Plan.

❖	Reasonable Share Counting; No Liberal Share Recycling

In general, when awards granted under the 2017 Plan are forfeited, expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and will be available for future awards. However, shares of common stock that are delivered to the grantee or withheld by Ciena as payment of the exercise price in connection with the exercise of a stock option or payment of a tax withholding obligation in connection with any award, or are purchased by Ciena with proceeds from option exercises, are not returned to the share reserve.

❖	Minimum Vesting Period

The 2017 Plan provides that awards granted under the plan may not vest in full in less than one year from the date of grant. This minimum vesting period is only subject to exceptions where vesting has occurred due to (i) a grantee’s

20      2017 Proxy Statement

death or disability, or (ii) a change in control of Ciena. Only a limited number of shares, equal to five percent (5%) of the shares authorized under the 2017 Plan, may be granted with (or subsequently modified to contain) terms that do not meet the minimum vesting period restrictions above.

❖	No Discount Stock Options or Stock Appreciation Rights (SARs)

All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

❖	No Repricing

Under the 2017 Plan, repricing of stock options and SARs (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without stockholder approval.

❖	Change in Control Definition and Clawback Mechanism

The 2017 Plan has a definition of change in control (referred to as a “corporate transaction” in the 2017 Plan) that we believe would not be considered a liberal change of control vesting risk by ISS.

The 2017 Plan includes a mechanism that allows Ciena to recoup or “claw back” certain equity compensation in situations requiring forfeiture under the Sarbanes-Oxley Act of 2002 and circumstances where the grantee engaged in certain misconduct. The 2017 Plan also includes a comprehensive clawback provision that subjects awards to mandatory repayment by the grantee in accordance with an award agreement, any Ciena recoupment policy, or applicable law.

❖	No Dividends on Unvested Equity

Under the 2017 Plan, while Ciena may grant restricted stock awards that include the right to dividends and RSUs and PSUs that include dividend equivalent rights, no dividends or dividend equivalent rights will become payable until the corresponding restricted stock award, RSU or PSU vests.

❖	Stockholder Approval Required for Certain Amendments

Amendments that materially increase the benefits under the 2017 Plan (including changing the vesting restrictions described above), that materially increase the aggregate number of shares that may be issued under the plan, or that materially modify the requirements for participation in the plan are prohibited without stockholder approval.

❖	Section 162(m) Eligibility

Under the 2017 Plan, the Compensation Committee maintains the flexibility to approve equity and cash awards eligible for treatment as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Summary Description of the 2017 Plan

A description of the provisions of the 2017 Plan is set forth below. This summary does not purport to be complete, and is qualified in its entirety by reference to the detailed provisions of the 2017 Plan, a copy of which is attached as Annex A to this proxy statement.

Administration. The 2017 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and comply with the independence requirements of The New York Stock Exchange. Subject to the terms of the 2017 Plan, the Compensation Committee may select grantees to receive awards, determine the types of awards and terms and conditions of awards, prescribe the form of each award agreement evidencing an award, amend, modify or supplement the terms of any outstanding award, and interpret provisions of the 2017 Plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, composed of one or more directors who need not satisfy the independence requirements described above, that may administer the 2017 Plan with respect to grantees, provided such grantees are not Ciena executive officers or directors. The Compensation Committee may delegate its authority under the Plan to the extent permitted by applicable law.

For purposes of Section 162(m) of the Internal Revenue Code, a director is an “outside director” if he or she (i) is not a current employee of Ciena; (ii) is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); (iii) has not been an officer of Ciena; and (iv) does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent (5%) ownership interest), remuneration from Ciena in any capacity other than as a director.

  2017 Proxy Statement   21

Common Stock Reserved for Issuance under the Plan. The 2017 Plan authorizes and reserves 8.9 million shares of our common stock for issuance. In addition, on the effective date of the 2017 Plan, all shares that remain available for issuance under the 2008 Plan will be added to the 2017 Plan and made available for issuance thereunder. The number of shares available under the 2017 Plan will also be increased from time to time by: (i) the number of shares subject to outstanding awards granted under our prior equity compensation plans that are forfeited, expire or are canceled without delivery of common stock following the effective date of the 2017 Plan, and (ii) the number of shares subject to awards assumed or substituted in connection with the acquisition of another company. The common stock issued or to be issued under the 2017 Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by Ciena.

The number of shares of common stock available for issuance under the 2017 Plan will not be increased by any shares tendered or awards surrendered in connection with the purchase of shares of common stock upon exercise of a stock option, any shares of common stock deducted or forfeited from an award in connection with Ciena’s tax withholding obligations, or any shares of common stock purchased by Ciena with proceeds from option exercises.

Eligibility. Awards may be made under the 2017 Plan to officers, employees, directors, advisors and consultants of Ciena or its affiliates, and any other individual whose participation in the plan is determined to be in the best interests of Ciena by the Compensation Committee. On the record date, there were eight executive officers, seven non-employee directors and approximately 5,600 employees who would be eligible to participate in the 2017 Plan if it is approved.

Effective Date; Term; Amendment or Termination of the Plan. If our stockholders approve the 2017 Plan, the effective date of the 2017 Plan will be the date of the Annual Meeting (March 23, 2017), and the 2017 Plan will terminate ten years after its effective date. The Board of Directors may terminate the 2017 Plan at any time and for any reason. The Board of Directors may also amend the 2017 Plan, provided that amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, amendments that materially increase the benefits under the plan (including changing the vesting restrictions described above), that materially increase the aggregate number of shares that may be issued under the plan, or that materially modify the requirements for participation in the plan must be submitted for stockholder approval.

Stock Options. The 2017 Plan permits the granting of options to purchase shares of our common stock intended to qualify as incentive stock options under the Internal Revenue Code as well as stock options that do not qualify as incentive stock options.

The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for stock options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed ten years from the date of grant. If the grantee is a 10% stockholder, the term of an option intended to be an incentive stock option may not exceed five years from the date of grant. Subject to the minimum vesting periods described above, the Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The ability to exercise options may be accelerated by the Compensation Committee, subject to compliance with the 2017 Plan.

In general, a grantee may pay the exercise price of a stock option by cash, certified check, or other cash equivalent or, with Ciena’s consent, by tendering shares of our common stock or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right if that amendment or modification would be treated as a repricing under the rules of the stock exchange on which the shares of our common stock are listed (currently The New York Stock Exchange), including replacement with cash or another award type, without the approval of Ciena’s stockholders.

Stock options and stock appreciation rights granted under the 2017 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the 2017 Plan provides flexibility should we determine to permit limited transfers of non-qualified stock options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The Compensation Committee may also award:

•	Unrestricted Stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee that are free from any restrictions under the 2017 Plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants. All grants of unrestricted stock are subject to the five percent (5%) limit on the number of shares that may be granted with terms that do not meet the minimum vesting period restrictions described above.

22      2017 Proxy Statement

•	Restricted Stock, which are shares of common stock subject to restrictions.

•	Restricted Stock Units, which are rights to receive shares of common stock subject to restrictions.

•	Stock Appreciation Rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•	Performance and Cash Incentive Awards, which are awards that are ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year, annual, semi-annual or quarterly incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award earned based on the percentage achievement of these business criteria, the percentage achievement in excess of a threshold objective or as another amount which need not bear a strictly mathematical relationship to these business criteria. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or whom the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each fiscal year (the “covered employees”).

Effect of Certain Corporate Transactions. Certain change in control transactions, such as a sale of Ciena, may cause awards granted under the 2017 Plan to vest, unless the awards are continued or substituted for in connection with the change in control.

Adjustments for Stock Splits, Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2017 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Ciena to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation that meets the requirements of Section 162(m) is excluded from this limitation. The 2017 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors within the meaning of Section 162(m) of the Internal Revenue Code for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2017 Plan, one or more of the following business criteria may be used to measure the performance of Ciena, a subsidiary of Ciena and/or an affiliate of Ciena, as a whole or any business unit of the foregoing, as the Compensation Committee may deem appropriate:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

  2017 Proxy Statement   23

•	earnings (or loss) per share;

•	share price, including growth measures and total stockholder return, and appreciation in and/or maintenance of the price of the shares of common stock or any publicly traded securities of Ciena;

•	earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings (or losses);

•	bookings, orders, sales or revenue, or growth in these measures, whether in general, by type of product or product line, by service, or by customer or type of customer;

•	net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

•	gross or operating margins;

•	gross profit;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment and cash flow per share;

•	productivity ratios;

•	expense targets or improvement in or attainment of expense levels or cost reductions;

•	market share;

•	financial ratios as provided in credit agreements of Ciena and its subsidiaries;

•	working capital targets;

•	cash or equivalents at the end of the fiscal year or fiscal quarter;

•	implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic or operational objectives;

•	completion of acquisitions of businesses or companies;

•	completion of divestitures and asset sales; and

•	any combination of any of the foregoing business criteria.

Business criteria may be measured either on an absolute or relative basis and either on a GAAP or non-GAAP basis. The performance of Ciena, a subsidiary of Ciena and/or an affiliate of Ciena, as a whole or any business unit of the foregoing, measured with respect to any of the above business criteria, may be compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, in its sole discretion, deems appropriate.

The maximum number of shares of common stock subject to stock options or stock appreciation rights that can be awarded under the 2017 Plan to any person, other than a non-employee director, is one million per year. The maximum number of shares of common stock that can be awarded under the 2017 Plan to any person, other than a non-employee director, other than pursuant to options or stock appreciation right, is one million per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $5 million and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period greater than 12 months by any one person is $25 million.

Limits on Director Compensation

Under the 2017 Plan, the maximum amount of compensation that can be awarded to a non-employee director in any given fiscal year is $500,000 in the aggregate, including (i) cash compensation and (ii) the grant date fair value of equity compensation under the 2017 Plan. This limitation, however, would not apply to the extent a non-employee director has been or becomes an employee of Ciena during such fiscal year and certain limited exceptions in extraordinary circumstances.

24      2017 Proxy Statement

New Plan Benefits

The amounts that may be received under the 2017 Plan in the future are not determinable, as the 2017 Plan will not be effective unless and until approved by stockholders, and such amounts will depend on actions of the Compensation Committee, the performance of Ciena and the value of our common stock. For more details on grants of RSUs and PSUs made to our NEOs under the 2008 Plan in fiscal 2016, see the table below entitled “Grants of Plan-Based Awards,” and for more details on grants of RSUs made to our non-employee directors in fiscal 2016, see the table above entitled “Director Compensation Table.”

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for Ciena. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). Ciena will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Ciena will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Stock Options. The grant of an option will not be a taxable event for the grantee or Ciena. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of our common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of our common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

  2017 Proxy Statement   25

Restricted Stock Units. There are no immediate tax consequences of receiving an award of RSUs under the 2017 Plan. A grantee who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock issued to such grantee at the end of the restriction period or, if later, the payment date. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2017 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Cash Incentive Awards. The award of a performance or cash incentive award will have no federal income tax consequences for Ciena or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock on the date of the award, reduced by the amount, if any, paid for such shares. If Ciena complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, Ciena will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G. Certain payments made to employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both Ciena and the recipient under Sections 280G and 4999 of the Internal Revenue Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and Ciena is denied a tax deduction for the payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of equity awards in connection with a change in control can constitute a parachute payment. The 2017 Plan contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a recipient may receive to no more than 299% of the recipient’s base amount, but only if such cutback results in larger after-tax payments to the recipient.

Section 409A. Ciena intends for awards granted under the 2017 Plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Proposal No. 2 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the approval of the 2017 Omnibus Incentive Plan

26      2017 Proxy Statement

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit Ciena’s consolidated financial statements for the fiscal year ending October 31, 2017, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our consolidated financial statements annually since Ciena’s incorporation in 1992. A representative of PwC is expected to participate in this year’s Annual Meeting. He or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board of Directors to select PwC as Ciena’s independent registered public accounting firm for fiscal 2017, the Audit Committee has considered whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC. Information regarding fees billed by PwC for our 2015 and 2016 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Proposal No. 3 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2017

  2017 Proxy Statement   27

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees that PwC billed to Ciena for professional services rendered for fiscal years 2015 and 2016.

Fee Category	Fiscal 2015	Fiscal 2016
Audit Fees	$4,183,000	$3,502,547
Audit-Related Fees	200,295	—
Tax Fees	—	—
All Other Fees	601,865	383,910

Total Fees	$4,985,160	$3,886,457

Audit Fees. This category of the table above includes fees for the integrated audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. The preparation of Ciena’s audited financial statements includes compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the preparation by PwC of a report expressing its opinion regarding the effectiveness of our internal control over financial reporting. Audit fees reflect PwC’s integrated audits of financial statements for Ciena Corporation and, with respect to fiscal 2015, separate audits of the financial statements of its Canadian subsidiary.

Audit-Related Fees. This category of the table above includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” Fiscal 2015 audit-related fees reflect auditor services in connection with our acquisition of Cyan, Inc. and services related to new facilities leases in Ottawa, Canada.

Tax Fees. This category of the table above includes fees for tax compliance, tax advice, and tax planning. There were no tax fees in fiscal 2015 or fiscal 2016.

All Other Fees. This category of the table above includes fees for services provided by PwC that are not included in the other fee categories reported above. All other fees relate to advisory services in support of management’s strategy and assessment of (a) requirements and capabilities with respect to a system re-engineering project relating to Ciena’s enterprise resource planning platform, (b) supply chain advisory work, and (c) with respect to fiscal 2015, sales and operations planning procedures.

Pre-Approval of Services

The Audit Committee pre-approves all services provided by our independent registered public accounting firm, including audit services (such as statutory audit engagements as required under local law of foreign jurisdictions) and non-audit services. For audit services with respect to Ciena Corporation, each year our independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee before the audit commences. Our independent registered public accounting firm also submits an audit services fee proposal, which must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee certain non-audit services for which it recommends the independent registered public accounting firm be engaged to provide, and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of our registered public accounting firm and would be permissible under applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Our management and our independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by Ciena for those services.

To ensure prompt handling of unexpected matters, the Audit Committee has authorized its Chairperson to amend or modify the list of approved permissible non-audit services and fees. If the Chairperson exercises this delegation of authority, she reports the action taken to the Audit Committee at its next regular meeting.

In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by PwC to Ciena for the fiscal years 2015 and 2016 were pre-approved by the Audit Committee.

28      2017 Proxy Statement

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Ciena specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is composed entirely of non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including by assessing and monitoring the quality and integrity of Ciena’s accounting systems and practices, financial information and financial reporting practices, potential financial, legal and regulatory exposures, systems of internal controls, internal audit function and the independent audit process. Ciena’s management is responsible for Ciena’s financial statements, and its independent registered public accounting firm is responsible for planning and conducting an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Audit Committee operates under a written charter that describes the scope of its responsibilities, and which is available on the “Corporate Governance” page of the “Investors” section at www.ciena.com.

During fiscal 2016, the Audit Committee discussed with PricewaterhouseCoopers LLP (“PwC”), Ciena’s independent registered public accounting firm, the overall scope and plans for the audit. The Audit Committee met regularly with PwC, with and, at times, without management present, to discuss the results of PwC’s examinations, evaluations of Ciena’s internal controls over financial reporting and the overall quality of Ciena’s financial reporting practices. The Audit Committee also met with Ciena’s management during fiscal 2016 to consider Ciena’s internal controls over financial reporting and Ciena’s disclosure controls and procedures.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed Ciena’s audited financial statements for fiscal 2016 with management and with PwC.

2. The Audit Committee has discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3. The Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

4. Based on its review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2016 be included in Ciena’s Annual Report on Form 10-K for fiscal 2016, for filing with the SEC.

Submitted by the members of the Audit Committee:

Lawton W. Fitt (Chair)

Bruce L. Claflin

T. Michael Nevens

Michael J. Rowny

  2017 Proxy Statement   29

OWNERSHIP OF SECURITIES

The following table sets forth, as of January 9, 2017, the beneficial ownership of Ciena’s common stock for the following persons:

•	all stockholders known by us to beneficially own more than 5% of our common stock;

•	our Chief Executive Officer and the other Named Executive Officers (as that term is defined in the “Executive Compensation Tables” below);

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Certain information in the table concerning beneficial owners other than our directors and executive officers is based on information contained in filings made by such beneficial owners with the SEC.

Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise or conversion of any stock option, stock award, or other similar right. Beneficial ownership reported by certain stockholders of greater than 5% of our common stock also includes shares underlying outstanding convertible notes issued by Ciena as set forth in the footnoted details. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of January 9, 2017, there were 141,243,818 shares of Ciena common stock outstanding.

Name of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Beneficial Ownership Total (3)	Percent of Outstanding Shares (%)
More than 5% Stockholders
BlackRock, Inc. (4)	14,119,594	—	14,119,594	10.00%
Loomis, Sayles & Company, L.P. (5)	12,021,205	—	12,021,205	8.51%
The Vanguard Group, Inc. (6)	10,962,207	—	10,962,207	7.76%

Directors & Named Executive Officers
Patrick H. Nettles, Ph.D. (7)	390,199	6,500	396,699	*
Gary B. Smith	339,520	69,000	408,520	*
James E. Moylan, Jr.	293,484	35,000	328,484	*
Stephen B. Alexander	63,103	47,000	110,103	*
François Locoh-Donou	86,936	—	86,936	*
David M. Rothenstein	200,098	—	200,098	*
Harvey B. Cash	21,113	59,064	80,177	*
Bruce L. Claflin	47,156	3,250	50,406	*
Lawton W. Fitt	3,928	59,064	62,992	*
Patrick T. Gallagher	28,793	—	28,793	*
T. Michael Nevens	8,703	—	8,703	*
Judith M. O’Brien (7)	7,343	41,452	48,795	*
Michael J. Rowny	3,571	59,064	62,635	*

All executive officers and directors (15 persons)	1,627,768	422,394	2,050,162	1.45%

*	Represents less than 1% of outstanding shares.

(1)	Excludes shares that may be acquired through the exercise of stock options, the vesting of restricted stock units or other convertible equity incentive awards. May include shares underlying Ciena’s outstanding convertible notes to the extent not specifically identified in the SEC reports below.

30      2017 Proxy Statement

(2)	Except as otherwise set forth in the footnotes below, for our executive officers represents shares of common stock that can be acquired upon the exercise of stock options and vesting of restricted stock units within 60 days of the date of this table. For non-employee directors, amounts reported also include shares underlying vested restricted stock units deferred pursuant to the Directors’ Restricted Stock Deferral Plan. For some stockholders, amounts reported include shares underlying Ciena’s outstanding convertible notes.

(3)	Except as indicated in the footnotes to this table or as set forth in the SEC reports identified below, we believe the persons named in this table, based on information they have furnished to us or the SEC, have sole voting and investment power with respect to all shares of common stock reported as beneficially owned by them, subject to community property laws where applicable.

(4)	Stockholder’s address is 55 East 52nd Street, New York, NY 10022. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on October 7, 2016 and reflects beneficial ownership as of September 30, 2016 by stockholder in its capacity as a parent holding company and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 13,801,247 shares and sole dispositive power with respect to 14,115,330 shares.

(5)	Stockholder’s address is One Financial Center, Boston, MA 02111. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 12, 2016 and reflects beneficial ownership as of December 31, 2015 by stockholder in its capacity as an investment advisor. Stockholder disclaims any beneficial interest in any of the shares reported above. Stockholder has sole dispositive power with respect to 12,021,205 shares. Based upon communications with stockholder, Ciena believes that a significant majority of the shares reported as being owned above and reflected in stockholder’s Schedule 13G/A represent stockholder’s right to acquire shares upon the conversion of Ciena’s outstanding convertible notes.

(6)	Stockholder’s address is 100 Vanguard Blvd, Malvern, PA 19355. Ownership information is based solely on a Schedule 13G/A filed by stockholder with the SEC on February 11, 2016 and reflects beneficial ownership as of December 31, 2015 by stockholder in its capacity as investment advisor and with respect to certain of its subsidiaries. Stockholder has sole voting power with respect to 272,765 shares, shared voting power with respect to 6,300 shares, sole dispositive power with respect to 10,690,642 shares and shared dispositive power with respect to 271,565 shares.

(7)	Voting and investment power is shared with spouse.

  2017 Proxy Statement   31

RISK ASSESSMENT OF COMPENSATION PRACTICES

During fiscal 2016, at the request and direction of the Compensation Committee, management conducted an assessment of the risks associated with Ciena’s compensation policies and practices.

ELEMENTS OF ASSESSMENT

❖	review of plans, policies and procedures relating to the components of our various compensation programs

❖	review of incentive-based cash and equity compensation features

❖	identification of any regional or functional distinctions in our compensation programs

❖	identification of compensation design features that could potentially encourage excessive or imprudent risk taking, and identification of business risks that these features could potentially encourage

❖	consideration of the presence or absence of appropriate controls, oversight or other factors that mitigate potential risks

❖	consideration of risks related to our compensation policies and practices and the potential for such risks to result in a material adverse effect on Ciena as a whole

Although all elements of our compensation programs were considered, particular attention was paid in fiscal 2016 to any additions, modifications or revisions to such programs during the current and preceding fiscal years, and how these changes affected the strengths, weaknesses or controls associated with such programs. The Compensation Committee also focused its assessment on performance-based incentive compensation programs involving variable payouts and compensation programs impacting our executive team. In substantially all cases, compensation programs were found to be centrally designed and administered and, excluding sales incentive compensation, substantially identical across function and geography. Objectives used to determine incentive compensation were found to be based primarily on Ciena’s reported financial results and other performance-based corporate performance goals used to manage the business or derived from Ciena’s annual operating plan approved by the Board of Directors.

In addition, the assessment identified significant controls and other mitigating factors that serve to offset elements of Ciena’s compensation policies and practices that may introduce risk.

CONTROLS AND MITIGATING FACTORS

❖	oversight of major incentive compensation programs and decision-making by the Compensation Committee, which, in most cases, retains the ability to adjust elements of incentive compensation in its discretion

❖	robust internal controls over financial reporting and compensation practices regularly reviewed and/or tested by internal auditors and subject to testing as part of the annual independent integrated audit by our external auditors

❖	appropriate segregation of duties

❖	Audit Committee oversight and review of financial results and non-GAAP adjustments used in certain components of incentive compensation

❖	presence of and training relating to corporate standards of business conduct and ethics

❖	substantial alignment of compensation and benefits for executive and non-executive salaried employees

❖	stock ownership guidelines applicable to executive officers designed to ensure alignment of interests with stockholders

❖	a recoupment or “clawback” feature for incentive compensation awarded under Ciena’s 2008 Plan that, in addition to being applicable to those executive officers covered by the requirements of the Sarbanes-Oxley Act of 2002, is applicable to any award recipient who knowingly, or through gross negligence, engages in or fails to prevent misconduct resulting in material non-compliance with financial reporting requirements under the securities laws

Based on the assessment and factors described above, the Compensation Committee determined that the risks associated with Ciena’s compensation policies and practices are not reasonably likely to result in a material adverse effect on Ciena.

32      2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following “Compensation Discussion and Analysis” describes our executive compensation program and the compensation-related decisions for fiscal 2016 made by the Compensation Committee of the Board of Directors (the “Committee”) for the Named Executive Officers (the “NEOs”) who are set forth below:

Gary B. Smith President and Chief Executive Officer (CEO) Mr. Smith joined Ciena in 1997 and has served as CEO since May 2001.

James E. Moylan, Jr. Senior Vice President and Chief Financial Officer (CFO) Mr. Moylan joined Ciena as CFO in December 2007.		Stephen B. Alexander Senior Vice President and Chief Technology Officer (CTO) Mr. Alexander joined Ciena in 1994 and has served as CTO since September 1998.

François Locoh-Donou Senior Vice President and Chief Operating Officer (COO) Mr. Locoh-Donou joined Ciena in 2002 and has served as COO since November 2015.		David M. Rothenstein Senior Vice President, General Counsel and Secretary Mr. Rothenstein joined Ciena in 2001 and has served as General Counsel since November 2008.

As previously disclosed, Mr. Locoh-Donou resigned as an executive officer and employee of Ciena, effective as of March 23, 2017.

  2017 Proxy Statement   33

Executive Summary

Contained below, and elsewhere in this proxy statement, are certain non-GAAP measures of Ciena’s financial performance for fiscal 2015 and 2016. These measures, along with their corresponding GAAP measure and a reconciliation thereto, have been previously disclosed and furnished by Ciena as an exhibit to its Current Reports on Form 8-K filed with the SEC on December 10, 2015 and December 8, 2016.

Fiscal 2016 Executive Compensation

❖   Executive compensation program was designed based on the company’s outstanding fiscal 2015 business and financial performance

❖   Approximately 60% of CEO target total direct compensation was performance-based and 68% was in the form of equity awards

❖   NEOs received base salary increases based on market movement within peer group and absence of salary increases in recent years

❖   NEO target bonus opportunities were not changed

❖   Annual equity awards to NEOs were intended to deliver reasonable increases in value but, due to Ciena’s reduced stock price on the grant date, resulted in substantial decreases in grant date fair value from fiscal 2015 awards

Strong Pay Practices

❖   Core governance principles and practices are employed to align executive compensation with stockholder interests

❖   Annual cash incentive bonuses are based on combination of corporate financial and operating objectives

❖   Equity awards make up a significant portion of overall executive compensation, are largely performance-based and are tied to different performance objectives than annual cash incentive bonuses

Fiscal 2016 Company Performance

❖   Record year of financial performance, including revenue, orders, backlog, adjusted gross margin and adjusted net income

❖   Generated $290M in cash from operations, ended year with $1.1B in cash and investments, and substantially reduced our debt position

❖   Diversified the business across product portfolio, customer base and geographies

❖   Named by global service providers as the leader in 6 of 9 categories in IHS Optical Equipment Vendor Leadership Survey

❖   Based on performance against aggressive 2016 objectives, NEOs received bonuses at 95% of target and earned performance stock units at 112% of target

Why you should vote FOR our “Say-on-Pay” Proposal

❖   At our 2016 Annual Meeting of Stockholders, 93% of stockholder votes cast were in favor of our executive compensation program

❖   Key elements of our executive compensation program remain essentially unchanged

❖   Our overall fiscal 2016 executive compensation was reasonable and appropriate in light of Ciena’s business and financial performance

❖   See Proposal No. 4 for additional information on our annual advisory “Say-on-Pay” vote

❖   See Proposal No. 5 for additional information on our annual advisory “Say-When-on-Pay” vote

34      2017 Proxy Statement

Executive Compensation Best Practices

The Committee’s fiscal 2016 compensation decision-making reflects the following core governance principles and practices that we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we believe they would not serve our stockholders’ long-term interests.

WHAT WE DO

Ensure independence in establishing our executive compensation program.

Executive compensation is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee relies upon input from a compensation consultant who is retained directly by the Committee, whose independence is assessed annually, and who does not perform additional consulting or other services for Ciena or its management.

Align compensation with stockholder interests. We maintain compensation plans and programs that are transparent, easily understood and meet fiduciary commitments to stockholders.

Maintain stock ownership requirements. Our NEOs are subject to stock ownership requirements to align further the interests of our leadership with those of our stockholders.

Use rigorous performance goals.

We use objective performance-based goals in our cash and equity incentive plans that are rigorous, directly aligned with the financial and operational objectives established in our strategic plan and our annual operating plan approved by the Board, and designed to motivate executive performance.

Align pay with performance.

We believe that compensation levels should reflect the actual performance of Ciena and the individual executive. Accordingly, a significant portion of the potential compensation of our NEOs is not guaranteed but is linked to the achievement of short-term or long-term corporate and financial performance goals. We incorporate upside potential in our cash and equity incentive plans for outstanding performance and downside risk for underperformance.

Impose a compensation recovery (“clawback”) policy.

We maintain a compensation recoupment policy that applies to our equity incentive plan awards, cash incentive plan awards, sales incentive plan compensation and severance benefit plan payments.

Assess risks relating to our executive compensation program.

The Committee annually conducts a risk assessment to determine whether any of our executive or other compensation programs create risks that are reasonably likely to have a material adverse effect on Ciena.

Provide only a limited set of executive perquisites.

Our NEOs are eligible for the same benefits as salaried employees and receive only limited perquisites, generally consisting of annual physical examinations as well as tax preparation and financial planning services, both of which are made available to other senior employees.

WHAT WE DON’T DO

Offer income tax gross-ups. We do not provide income gross-ups for any compensation elements or personal benefits, except for certain limited expenses related to relocation.

Permit “single trigger” change in control benefits.

We do not provide for the payment of severance benefits based solely on a change in control of our company. Rather, our change in control severance agreements are “double trigger” arrangements that require a termination or constructive termination of employment directly prior to or following a change in control of Ciena before severance benefits are triggered.

Provide excise tax gross-ups. We do not provide excise tax gross-ups for benefits under our change in control severance agreements.

Allow for hedging or pledging of company securities.

Our insider trading policy prohibits our NEOs and directors from pledging Ciena stock or engaging in short sales of Ciena stock and other similar transactions that could be used to hedge the risk or offset any decrease in the value of Ciena stock ownership.

  2017 Proxy Statement   35

Overview

Fiscal 2015 Performance Highlights

In determining our executive compensation program for fiscal 2016, the Compensation Committee considered, among other things, Ciena’s record business and financial performance in fiscal 2015. In 2010, following our acquisition of Nortel’s MEN business, we established a clear set of longer-term financial targets for the combined company, including the achievement of an adjusted operating margin in the range of 7-10%. These goals were aggressive at the time, particularly given that our adjusted operating margin in fiscal 2010 was below break-even. In fiscal 2015, we exceeded our longer-term target, delivering approximately 11% adjusted operating margin and generating over $265 million in adjusted operating income for the year. We achieved this by improving our performance on every key financial metric in fiscal 2015:

❖	We increased our annual revenue from $2.28 billion to $2.45 billion, representing 7% year-over-year growth;

❖	We improved our adjusted gross margin from 42.1% to 44.7%; and

❖	We reduced our adjusted operating expense as a percentage of revenue from 35.7% to 33.8%.

      Fiscal 2015 Year-Over-Year Financial Performance

We also generated more than $250 million in cash from operations in fiscal 2015, and exited the year with more than $1 billion in cash and investments.

In addition to our outstanding financial results, we had an excellent year of business performance. Fiscal 2015 highlights included:

❖	We increased diversification of network operator customers for our solutions, including penetration of additional service providers customers in growth geographies and increased market share in the growing Web-scale provider segment;

❖	We introduced several new technology platforms and features that further expand our addressable market, including in data center interconnection and metro networking applications; and

❖	We completed the key strategic acquisition of Cyan, Inc., which strengthened our next-generation software solutions portfolio and led to the creation of our Blue Planet software division.

36      2017 Proxy Statement

Fiscal 2016 Executive Compensation

In the context of our outstanding business and financial performance in fiscal 2015, the Committee took the following actions with respect to fiscal 2016 executive compensation:

❖	Increased the base salaries of the NEOs, taking into account the lack of salary increases in recent years and the market increase in base salaries within our peer group for all positions (and, in the case of Mr. Locoh-Donou, based on his promotion to Chief Operating Officer and the significant expansion of his responsibilities);

❖	Did not increase the target cash incentive opportunities for the NEOs as a percentage of base salary;

❖	Delivered annual equity awards for the NEOs that, despite an intent to deliver reasonable increases in target value to align with the market and Ciena’s outstanding performance, represented substantial decreases in grant date fair values from the fiscal 2015 awards; and

❖	Continued to structure the equity awards so that 60% of the target award value for the CEO, and 50% of the target award value for the other NEOs, was allocated to performance-based stock units (PSUs), with attainment linked to objectives critical to achieving both longer-term growth and nearer-term profitability, and ultimate delivery of shares subject to additional service (vesting) requirements.

These decisions resulted in an overall CEO compensation package whereby:

❖	68% of Mr. Smith’s total target direct compensation was in the form of equity awards, which links his compensation directly to the value of our common stock; and

❖	Approximately 60% of Mr. Smith’s total target direct compensation, including cash incentive bonus and PSU awards, was completely “at-risk” based on our performance against measurable performance objectives.

CEO FY 2016

Target Total Direct Compensation Mix

A detailed discussion relating to each element of executive compensation and the decisions summarized above is included in the “Elements of Compensation” below.

Say on Pay Vote

In addition to the compensation practices discussed above, we provide stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers. From time to time, we seek input from our stockholders relating to executive compensation matters and expect to continue to consider input from stockholders, as well as the outcome of our annual say-on-pay votes when making future executive compensation decisions. See “Proposal No. 4” below for this year’s “say-on-pay” proposal. Last year, approximately 93% of the stockholder votes cast on this proposal were voted in favor of the proposal. The Committee believes that this substantial majority of votes cast affirms stockholders’ support for our approach to executive compensation and, as a result, did not set or change fiscal 2016 executive compensation as a direct result of last year’s stockholder vote.

The following discussion provides additional detail and analysis regarding the Committee’s specific decisions relating to compensation of our NEOs for fiscal 2016, including the background, considerations and other factors that influenced such decisions.

  2017 Proxy Statement   37

Participants and Comparative Framework

Participants in Compensation-Setting Process

Compensation Committee. The Committee has oversight of Ciena’s compensation programs and has final authority to approve and make decisions with respect to the compensation of Ciena’s executive officers. For a discussion regarding the Committee’s compensation philosophy and the principal objectives of our compensation programs, see “Corporate Governance and the Board of Directors — Compensation Committee” above.

Independent Compensation Consultant. In its annual review and determination of executive compensation, the Committee is assisted by Compensia, Inc., a national compensation consulting firm. Compensia is engaged directly by the Committee and, in order to maintain its independence, does not perform additional consulting or other services for Ciena or its management. The Committee assesses the independence of its compensation advisor on an annual basis. For a discussion regarding Compensia, the scope of its engagement by the Committee and its involvement in our compensation-setting process, see “Corporate Governance and the Board of Directors — Compensation Committee” above.

Chief Executive Officer. Our executive officers, including our CEO, do not participate in the determination of their own compensation. Our CEO works with the Chair of the Committee to develop proposed compensation packages for our other executive officers, including the other NEOs. Based on his review and assessment of each executive officer’s overall performance, success in executing against corporate and functional goals, criticality of function, experience, expertise, retention concerns, existing equity holdings, and compensation relative to other executive officers, as well as the Market Data, our CEO provides recommendations to the Committee with respect to the base salary, target bonus or commission percentage, and annual equity award for each executive officer. Because our CEO works most closely with and supervises our executive team, the Committee believes that his input provides critical insight in evaluating their performance. Our CEO also provides the Committee with additional information regarding the effect of market or competitive forces, changes in strategy or priorities upon an individual’s performance, and any other specific challenges faced or overcome by each person or the function that they lead during the prior fiscal year. We have identified below, with regard to any particular NEO or element of compensation, whether the Committee’s assessment of our CEO’s recommendations or other qualitative factors significantly affected the compensation components or level of compensation awarded to such NEO.

Comparative Framework

Peer Group. In establishing a group of peer companies against which to compare existing and proposed executive compensation levels for fiscal 2016, the Committee sought to ensure strong comparability by requiring that each peer company meet at least four of the following six criteria: the comparability of a company’s business within the communications industry to Ciena, revenue, market capitalization, headcount, total stockholder return (TSR), and alignment with the most current peer group of companies constructed by ISS. The Committee used a screen for revenue with a range of 0.5 to 2.0 times Ciena’s results, and a screen for market capitalization with a range of 0.3 to 3.0 times Ciena’s size. Among the criteria, the Committee considered revenue as the criterion with the highest relevance in selecting peer companies for purposes of comparing compensation.

Following its analysis, the Committee removed two companies because they either had been or were in the process of being acquired. The Committee also added two companies, Cadence Design Systems and Harris Corporation, each of which satisfied at least four of the designated criteria. The Committee elected to retain the other 13 companies in the existing peer group. Based on this analysis, the Committee determined that the following peer group constituted an appropriate comparative reference for determining executive compensation in fiscal 2016 (the “Peer Group”):

PEER GROUP FOR FISCAL 2016 EXECUTIVE COMPENSATION

Arris Group, Inc.	❖ Harris Corporation
❖ Brocade Communications Systems, Inc.	❖ JDS Uniphase Corporation
❖ Cadence Design Systems, Inc.	❖ Juniper Networks, Inc.
❖ CommScope Holding Company, Inc.	❖ NETGEAR, Inc.
❖ EchoStar Corporation	❖ Polycom, Inc.
❖ Finisar Corporation	❖ ViaSat, Inc.
❖ Frontier Communications Corporation	❖ Xilinx, Inc.
❖ F5 Networks, Inc.

38      2017 Proxy Statement

At the time of the Committee’s assessment, Ciena compared to the Peer Group as follows:

Peer Group Comparison

	Revenue ($)*	Market Capitalization ($)	Headcount (#)	Total Stockholder Return (%)*
Peer Group Average	$2.80B	$5.52B	7,192	8.9%
Ciena	$2.35B	$2.75B	5,161	24.3%
Percentile of Peer Group	56%	19%	50%	95%

* over four fiscal quarters preceding assessment

The Committee noted that Ciena was at or slightly above the 50th percentile of the Peer Group for the revenue and headcount criteria, significantly above the median of the Peer Group for the TSR criterion, and significantly below the median of the Peer Group for the market capitalization criterion. The Committee believed that this represented a reasonable and appropriate balance among the key quantitative criteria, particularly given its view that revenue has the highest relevance in selecting peer companies for purposes of comparing compensation.

Market Data. As a comparative framework in establishing executive compensation for our NEOs, the Committee uses public filings, compensation surveys such as the Radford High Technology Executive Compensation Survey and the IPAS Global High Technology Survey, and other published market data relating to comparable executive positions in the Peer Group (collectively, the “Market Data”). In considering the Market Data, the Committee recognizes that executive officers in different companies can play different roles, with different responsibilities and scope of work, even though they may hold similar titles or nominal positions. Moreover, the Market Data does not yield qualitative factors that influence compensation, such as each executive officer’s performance during the period under consideration or their perceived importance to their companies’ business, strategy and objectives. Accordingly, the Market Data is just one of a number of factors used by the Committee in determining executive compensation and it serves as a frame of reference for compensation.

Qualitative Factors. In any given year, and for any particular NEO, the Committee may consider a range of subjective or qualitative factors in setting his or her compensation, including:

❖	the role the executive plays and the importance of such individual to Ciena’s business strategy and objectives;

❖	differences in each executive’s tenure and experience;

❖	the responsibilities and particular nature of the functions performed or managed by the executive;

❖	our CEO’s recommendations and his assessment of the executive’s performance;

❖	the risk that such individual would leave Ciena if not appropriately compensated and motivated; and

❖	the likely cost and difficulty that would be encountered in recruiting a replacement.

The Committee’s consideration of any particular factor may range from inapplicable to significant, depending upon the individual and period under consideration. The Committee does not assign relative weights or rankings to such factors. Rather, the Committee relies upon its members’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

In determining fiscal 2016 executive compensation, and in addition to the assessment of the Market Data and other specific factors described in the below discussion of the individual elements of compensation, the Committee broadly considered the following qualitative factors in making its compensation decisions for each NEO:

❖	Gary B. Smith

•	Successfully served as our CEO for over 15 years
•	One of the longest-tenured CEOs in the telecommunications industry
•	Continued to demonstrate outstanding strategic leadership of and direction for Ciena, strong leadership of our executive team and effective communications with our various external stakeholders, all of which resulted in the fiscal 2015 business and financial performance described in the “Overview” above
•	Further transformed the business in fiscal 2015, becoming #1 or #2 globally for market share in every optical networking segment in which we compete
•	Continued to diversify our business, substantially growing our packet networking business and diversifying our customer base across geographies and market segments
•	Completed two strategic acquisitions to ensure the long-term, profitable growth of our business
•	Given his tenure, track record and experience, Mr. Smith is a highly desirable CEO and thus a potential candidate for recruitment by other companies

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❖	James E. Moylan, Jr.

•	Continued to maintain excellent relationships and communications with the financial community and our stockholders
•	Provided effective management and leadership over the finance and accounting, global business operations, information technology, internal audit, investor relations, tax and treasury organizations
•	Oversaw a year in which we derived additional operating leverage from the business, substantially increased our adjusted operating margin, and generated positive cash from operations
•	Made outstanding progress in solidifying our capital structure, including the conversion at maturity of the majority of our senior convertible notes into equity
•	Continued to lead the critical project to upgrade our corporate ERP system, and to serve as an executive co-sponsor of our enterprise risk management program

❖	Stephen B. Alexander

•	Successfully continued in his role as Chief Technology Officer, in which capacity he participates in the development and establishment of our strategic product and technology vision and direction
•	Serves in a particularly important role, given the rapid technological developments, evolving service delivery requirements, and shifts in customer and end user network demand in our industry
•	Played a key role in promoting our OPn philosophy and belief system as the preferred approach for network operators to transition to next-generation networks
•	Played a key role in expanding our role in customer networks to support service delivery and additional network applications
•	Assisted in developing products that enhance software-based network management, orchestration and function virtualization

❖	François Locoh-Donou

•	Appointed to the new role of Chief Operating Officer, representing an expansion of his responsibilities
•	Performed extremely well following his appointment to the new role
•	Led the sales and services organization to a record year of performance, including increased orders and revenue and substantially higher gross margin, and achieving significant new customer wins in each of our sales regions
•	Ensured that the PLM and supply chain organizations continued to drive meaningful product design and transformation cost reductions
•	Oversaw industry-leading technology innovation from the engineering organization, including the development of several new platforms and features to expand our addressable market, including the launch of our Waveserver stackable data center interconnect platform and the integration of Blue Planet, our modular service orchestration and network management software platform, from the Cyan acquisition

❖	David M. Rothenstein

•	Demonstrated strong performance as General Counsel and Secretary
•	Negotiated and structured the acquisitions of Cyan and TeraXion
•	Assisted with several treasury and capital structure-related transactions
•	Developed a multi-year strategic plan for our global compliance & ethics program
•	Sourced and initiated negotiations to secure a long-term campus solution for our R&D facilities in Gurgaon, India
•	Assumed responsibility for leading our global project to assess and implement alternative workplace strategies
•	Continued to serve as the chair of our Disclosure Committee and our Corporate Compliance Committee, and as an executive co-sponsor of our enterprise risk management program

Internal Equity. The Committee seeks to promote strong teamwork and high morale within our executive team. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation among the executive officers, it is mindful of internal pay equity considerations, and assesses the relationship of the compensation of each executive officer to other members of the executive team. The Committee also considers each fiscal year, on a relative basis, the aggregate portion of equity awards, in terms of economic value and allocation of shares, made to the executive team, in comparison to other eligible employees.

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Elements and Mix of Compensation

The compensation of our executive officers, including our NEOs, includes three principal elements:

❖	annual base salary;

❖	annual performance-based cash incentive bonuses; and

❖	long-term incentive compensation in the form of equity awards.

In determining the mix of compensation among these elements, the Committee does not assign specific ratios or other relative measures that dictate the total compensation mix to be awarded or targeted to the executive team, or the portion that is either at risk or otherwise subject to performance. Nevertheless, as illustrated by the charts below, the Committee continued to structure executive compensation in fiscal 2016 so that a significant portion of the target total direct compensation of our CEO and the other NEOs was “at-risk” or performance-based, with the actual value realized subject to the achievement of short-term or long-term corporate and financial performance goals. Approximately 60% of our CEO’s target total direct compensation for fiscal 2016 was structured as “at-risk” performance-based. By linking a significant portion of our executives’ compensation to performance, the Committee emphasized incentive-based variable pay, which is consistent with our pay-for-performance philosophy and creates a strong alignment with long-term stockholder value.

* Target Total Direct Compensation reflects annual base salary, annual cash incentive opportunity and grant date fair value of fiscal 2016 equity awards. For Mr. Locoh-Donou, the above graph does not take into account an additional equity award he received in connection with his appointment as our Chief Operating Officer in November 2015.

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Cash Compensation

Base Salary

Base salaries provide a minimum, fixed level of cash compensation for our executive officers. Establishing base salaries that reflect the performance, skill set and value of executive talent in the competitive marketplace is an important element in attracting, retaining and rewarding our executive officers.

In determining base salaries for fiscal 2016, the Committee considered a number of factors, including:

❖	Ciena had achieved outstanding business and financial performance in fiscal 2015, as set forth in the “Overview” above;

❖	Mr. Smith had not received an increase in base salary since fiscal 2014, and the other NEOs had not received an increase in base salary since at least fiscal 2013;

❖	The Market Data showed that, based on a significant increase in the market median for base salaries for all positions over the past year, and the lack of salary increases for our executives in recent years, the fiscal 2015 base salaries for the executives decreased materially as compared to the market. Specifically, the overall average of executives’ base salaries only approximated the 45th percentile of the market, as compared to the 60th percentile a year ago. Messrs. Smith, Moylan and Locoh-Donou were all at or below the 25th percentile of the market, and Mr. Rothenstein was at the 35th percentile of the market; and

❖	As previously disclosed, in October 2015, the Committee separately approved a new compensation package for Mr. Locoh-Donou in connection with his appointment as our Chief Operating Officer effective as of November 1, 2015, including an increase in base salary.

Based on those factors, together with the “Qualitative Factors” described above, the Committee determined to increase the base salaries for the NEOs in order to better align with the approximate mid-point of the Market Data for their positions, as set forth below.

Annual Base Salary

	Annual Base Salary ($)

Name	Fiscal 2015	Fiscal 2016	Percentage Increase
Gary B. Smith	$800,000	$900,000	12.5%
James E. Moylan, Jr.	$450,000	$525,000	16.6%
Stephen B. Alexander	$400,000	$420,000	5.0%
François Locoh-Donou	$420,000	$525,000	25.0%
David M. Rothenstein	$400,000	$450,000	12.5%

Except with respect to Mr. Locoh-Donou, who was promoted in November 2015, the above base salary increases were made effective as of Ciena’s second quarter of fiscal 2016, in order to coincide with the timing of Ciena’s broad-based merit increase for non-executive employees.

Annual Cash Incentive Opportunity

We use performance-based cash incentive bonuses to motivate our executive officers and to incent the achievement of financial, strategic and operational objectives that are closely aligned with the annual operating plan that is reviewed and approved by the Board of Directors each year. The Committee believes that its use of these objectives promotes executive focus on annual financial and operating results. Moreover, use of an incentive cash component of executive compensation enables target total cash compensation to remain competitive, while providing a significant portion of this target compensation in the form of an “at risk,” performance-based component. This annual incentive cash opportunity is expressed as a percentage of base salary. Because of this correlation, the Committee typically looks at base salary and annual cash incentive compensation in combination, and considers the effect modifications to either such element have on the “target total cash compensation” for each individual. The Committee considers potential incentive payments to each NEO at the “target” level (as reflected in “Annual Cash Incentive Bonus Plan” below), together with base salary, in determining the “target total cash compensation” payable to each executive.

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Given that the market median for total target cash compensation also increased significantly over the past year, the Committee reached a similar conclusion with respect to the target total cash compensation for our executives as with base salaries. The Market Data indicated that the overall average of the total target cash compensation as a group, if fully paid at the target level, had decreased from the 65th percentile of the market last year to the 50th percentile of the market, with variance by executive. However, for the reasons set forth in “Base Salary” above, the Committee determined that this differential to market would be better addressed by increasing the base salaries as set forth above. Accordingly, the Committee determined not to increase the target cash incentive opportunities for the NEOs, expressed as a percentage of base salary, as set forth below.

Annual Cash Incentive Opportunity

	Target Cash Incentive Compensation (as percentage of base salary)

Name	Fiscal 2015	Fiscal 2016	Percentage Increase
Gary B. Smith	125%	125%	—%
James E. Moylan, Jr.	85%	85%	—%
Stephen B. Alexander	75%	75%	—%
François Locoh-Donou	85%	85%	—%
David M. Rothenstein	70%	70%	—%

Annual Cash Incentive Bonus Plan

Full-time employees, excluding our employees who receive sales commissions, generally are eligible to participate in our annual cash incentive bonus plan, which pays out a bonus upon the achievement of performance objectives established by the Committee. This plan is the mechanism for delivering the annual cash incentive opportunity discussed above. The bonus plan, which is more fully described in the “Grants of Plan-Based Awards” section of the “Executive Compensation Tables,” provides the Committee with the flexibility to establish corporate, departmental or individual performance objectives upon which bonus payments are contingent.

We have structured the bonus plan to incent our executive officers to achieve both a set of clearly defined corporate performance goals and a specific financial goal, which again was an aggregate adjusted operating income target for the fiscal year. As described below, the payout percentage under the bonus plan is determined by multiplying the level of achievement of the corporate performance goals by a multiplier based on the level of achievement of our adjusted operating income target.

Corporate Performance Goals	×	Operating Income Multiplier	=	Bonus Payout Percentage

Fiscal 2016 Structure. The Committee retained the existing design of the annual cash incentive bonus plan for fiscal 2016, with only one change relating to the payout-for-performance structure. Previously, the fiscal 2015 plan was designed with a 1.5-to-1 payout-for-performance slope, with a minimum performance threshold of 50% of Ciena’s adjusted operating income target resulting in a 25% bonus payout, and a maximum bonus payout of 175% for achieving at least 150% of Ciena’s adjusted operating income target. For fiscal 2016, however, the Committee elected to return to the structure used in previous years: a 1-to-1 payout-for-performance slope, with a minimum performance threshold of 10% of Ciena’s adjusted operating income target resulting in a 10% bonus payout, and a maximum bonus payout of 200% for achieving at least 200% of Ciena’s adjusted operating income target. Overall, the fiscal 2016 bonus plan was designed to balance and align the interests of our employees and stockholders, while incentivizing the company’s workforce to drive toward improved profitability and stockholder return.

The multiplier used based on the adjusted operating income target, expressed as a percentage of the fiscal 2016 target bonus payable to eligible employees (including the NEOs), at each of the threshold, target and maximum levels is set forth in the following table, with payments interpolated for performance results falling between the designated levels.

Fiscal 2016 Cash Incentive Bonus Plan Structure

	Performance Goal Achieved	Target Bonus Payable
“Threshold”	10%	10%
“Target”	100%	100%
“Maximum”	≥200%	200%

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Fiscal 2016 Performance Goals. In establishing the performance goals for the fiscal 2016 cash incentive bonus plan, the Committee sought to align the Company’s operating imperatives and financial objectives to support both our long-term strategic transformation and our near-term profitability targets. The Committee determined to use a combination of ten corporate goals, together with a multiplier based on the adjusted operating income target set forth in our fiscal 2016 annual operating plan, to determine the applicable bonus funding percentage, with calculation of the total bonus payout percentage as reflected below. The Committee elected to use the same performance goals for all eligible employees (including our NEOs), in order to align the interests of our employee base and to promote teamwork and morale.

Corporate Performance Goals	×	Operating Income Multiplier	=	Bonus Payout Percentage

Number of Goals Achieved	Percent of Total Target Bonus Earned	Percent Performance Against Target	Multiplier
0 - 2	0%	<10%	0.0x
3	30%	10%	0.1x
4	45%	50%	0.5x
5	60%	100%	1.0x
6	75%	150%	1.5x
7	90%	≥200%	2.0x
8 - 10	100%

For illustrative purposes only and by way of example, if Ciena had achieved eight of its ten corporate performance goals, with financial results equaling 75% of the adjusted operating income target, the applicable annual cash incentive award would have been 75% (100% x 0.75) of the target bonus opportunity.

Corporate performance goals. The fiscal 2016 corporate performance goals were as follows:

Financial goal. With respect to the corporate financial goal, the Committee has used an adjusted operating income target under the plan for the past several years and continues to believe that this performance-based measure provides the most comprehensive and effective indicator of Ciena’s operating performance. The Committee also recognized that the adjusted

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operating income measure is one of the most important and frequently reviewed metrics used by our CEO and executive team in managing Ciena’s business. In calculating the adjusted operating income measure, the Committee gives effect to certain adjustments to our GAAP results generally consistent with those reported in our quarterly earnings releases, as well as the cost of the annual incentive bonus plan. The adjusted operating income target for fiscal 2016 was $305.0 million in the aggregate, after taking into account the cost of the annual incentive bonus plan.

Attainment of Fiscal 2016 Cash Incentive Bonus. Ciena successfully achieved nine of the ten annual corporate performance goals described above, and generated adjusted operating income of $296.1 million fiscal 2016 after taking into account the cost of the incentive bonus plan and other adjustments to GAAP consistent with Ciena’s reported earnings. Based on the payout-for-performance model described above, this annual operating income performance resulted in application of a 0.95x multiplier. As a result, the NEOs earned and were awarded a bonus equal to 95% of the annual target bonus opportunity, which resulted in cash incentive bonus payments as set forth in the table below.

Attainment of Fiscal 2016 Cash Incentive Bonus

Name	Fiscal 2016 Cash Incentive Bonus
Gary B. Smith	$ 1,068,750
James E. Moylan, Jr.	$ 423,938
Stephen B. Alexander	$ 299,250
François Locoh-Donou	$ 423,938
David M. Rothenstein	$ 299,250

Target Total Cash Compensation

The Committee’s decisions with respect to annual base salaries and annual cash incentive bonus opportunities for fiscal 2016 resulted in changes to target total cash compensation for the NEOs as set forth below.

Target Total Cash Compensation

	Target Total Cash Compensation ($)

Name	Fiscal 2015	Fiscal 2016	Percentage Increase
Gary B. Smith	$ 1,800,000	$ 2,025,000	12.5%
James E. Moylan, Jr.	$ 832,500	$ 971,250	16.6%
Stephen B. Alexander	$ 700,000	$ 735,000	5.0%
François Locoh-Donou	$ 777,000	$ 971,250	25.0%
David M. Rothenstein	$ 680,000	$ 765,000	12.5%

The amounts in the table above represent target total cash compensation for fiscal 2015 and fiscal 2016. For amounts actually earned or received by our NEOs during fiscal 2016, see “Summary Compensation Table” in the “Executive Compensation Tables” below.

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Equity Compensation

We have historically relied heavily on equity-based compensation as a key component of our compensation program. The Committee believes that meaningful equity-based incentive compensation performs an essential role in attracting, motivating and retaining executives and a strong incentive for corporate performance and stockholder return. For the past several years, the Committee has relied upon long-term equity awards to balance the shorter-term focus of the cash incentive bonus plan. The Committee believes that this structure not only rewards the achievement of longer-term business objectives that benefit our stockholders but also serves to retain a successful executive team.

Process for Determining Fiscal 2016 Equity Compensation

In establishing equity compensation for fiscal 2016, and consistent with past practice, the Committee determined to use a target value range between the 50th and 75th percentiles for the value delivered to similar executives in the Peer Group. As with the elements of cash compensation, Compensia prepared an analysis of market benchmarks for target equity values in the Peer Group. Based on the Market Data, and for the second consecutive year, the overall average target equity value for the executive officers was at the 65th percentile of the market, or approximately the mid-point of our target value range. The Committee was pleased with its progress in improving the retention profile of our executive officers, and in aligning their equity-based compensation with similarly situated executives in the Peer Group and with our stockholders in driving the company’s longer-term performance and transformation strategy.

Based on Compensia’s analysis, as well as Ciena’s outstanding fiscal 2015 business and financial performance described in the “Overview” above and the factors for each individual executive described in “Consideration of Qualitative Factors” above, our CEO prepared recommendations for target equity values for each of the NEOs (other than himself) for the Committee’s consideration.

In determining fiscal 2016 equity compensation, and in addition to the factors described above, the Committee considered, among other things, the following:

❖	our CEO’s assessment of the overall responsibilities, performance, experience, expertise and value to Ciena of each individual, as well as the criticality of each position and any concerns with respect to retaining the individual;

❖	the existing, unvested equity holdings of each individual and assumptions relating to future values;

❖	the potential impact of awards at the target equity values on key compensation governance metrics, including current and three-year average burn rate, equity overhang levels, and equity grant expense as a percentage of market capitalization;

❖	the specific number of shares resulting from the proposed target equity values using a range of possible grant date Ciena stock prices; and

❖	the number of shares remaining available for issuance under the 2008 Plan.

The Committee made its own similar evaluation for our CEO, based upon its assessment of his responsibilities, performance, experience and value to Ciena, as well as consideration of the above additional factors.

Equity Award Values

As described in the “Overview” above, Ciena had an outstanding year of performance in fiscal 2015 and the target equity values of our executives tracked reasonably well with the overall market. Accordingly, the Committee established target values of the fiscal 2016 equity awards for the NEOs that represented reasonable year-over-year overall average increases in target delivered value. Specifically, the target value of Mr. Smith’s fiscal 2016 equity award represented a 5% year-over-year increase, and the aggregate target value of the fiscal 2016 equity awards to the other NEOs as a group represented a 4% year-over-year increase. The Committee considered these target values to be appropriate given that market annual equity values increased substantially year-over-year, with an overall average 22% increase in value from the previous year.

However, because Ciena’s stock price on the grant date was significantly lower than its average closing stock price over the 30 days prior to the grant date – which latter price was used to calculate the number of shares granted – the fiscal 2016 equity awards to the NEOs represented a substantial year-over-year decrease in grant date fair value. The grant date fair value of Mr. Smith’s fiscal 2016 equity award represented a 24% year-over-year decrease, and the aggregate grant date fair value of the fiscal 2016 equity awards to the other NEOs, as a group, represented a 24% year-over-year decrease. While the Committee recognized that this was not an optimal result, particularly in light of Ciena’s outstanding fiscal 2015 performance and because it did not serve to align the equity compensation of our executives with the market increases in equity value, it believed that it was important to ensure the integrity of the determination of equity awards by following the same process as in previous years.

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Based on the trailing 30-day average of Ciena’s closing stock price prior to the grant date, the individual equity values established by the Committee were calculated into a specific number of shares of Ciena’s common stock underlying each equity award as set forth below:

Fiscal 2016 Annual Equity Awards

Name	Total Shares Underlying Award (#)	Grant Date Fair Value ($)
Gary B. Smith	219,480	$ 4,246,938
James E. Moylan, Jr.	58,540	$ 1,132,749
Stephen B. Alexander	41,820	$ 809,217
François Locoh-Donou	58,540	$ 1,132,749
David M. Rothenstein	41,820	$ 809,217

Equity Award Allocation and Structure

In order to continue to ensure proper alignment between the compensation of our NEOs and Ciena’s performance, the Committee decided to use the same equity allocation as in previous years. Specifically, 60% of our CEO’s equity award was allocated to PSUs and 40% was allocated to RSUs, and the awards to the other NEOs were allocated 50% to PSUs and 50% to RSUs. The following table sets forth each NEO’s allocation of equity awards between RSUs and PSUs and indicates the number of shares underlying the PSU award at target level based on achievement of the goals described below.

Allocation of Fiscal 2016 Annual Equity Awards

Name	RSUs (#)	Target PSUs (#)
Gary B. Smith	87,790	131,690
James E. Moylan, Jr.	29,270	29,270
Stephen B. Alexander	20,910	20,910
François Locoh-Donou	29,270	29,270
David M. Rothenstein	20,910	20,910

RSUs. The Committee used its standard four-year vesting period for the RSUs – one-sixteenth of the grant amount vesting each calendar quarter over a four-year period – in order to promote long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting cash incentive bonus awards.

PSUs. The Committee structured the PSUs with a fiscal 2016 performance period. In selecting a one-year period, the Committee sought to achieve a balance between the desire to incorporate a specific performance-based component in the long-term incentive compensation for the executive officers with an acknowledgement of the difficulties inherent in establishing long-term performance goals in an uncertain macroeconomic environment and a volatile sector of the telecommunications industry. Although the Committee carefully considered the implications of using a one-year performance period instead of a longer period for its long-term incentive compensation, it ultimately determined that any related issues were outweighed by the desire to avoid any unintended consequences of motivating the wrong behavior or limiting Ciena’s flexibility as a result of outdated or inapplicable long-term goals in future years. In recognition of the one-year performance period, however, the Committee incorporated a long-term retention element to the performance equity compensation, whereby any PSU shares that were earned during the fiscal 2016 performance period would be subject to a staggered vesting and delivery schedule in three equal installments over the two years following the fiscal 2016 performance period, subject to the individual executive’s continued service with Ciena. In establishing this performance equity structure, the Committee was significantly influenced by the fact that it had been using the same structure for the past several years and that the structure had proven extremely successful in achieving the Committee’s desired objectives for both company performance and long-term incentive compensation for our executives.

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In establishing goals for the PSUs, the Committee intended to align the interests of the executive officers with Ciena’s stockholders by focusing their efforts on ensuring the longer-term growth of our business while achieving increased profitability in the near-term. The Committee sought to avoid any overlap between the goals for the annual cash incentive bonus plan and the long-term equity compensation for the executive officers. Accordingly, the PSUs were based on the following two goals for fiscal 2016, each of which was derived directly from the targets set forth in our fiscal 2016 annual operating plan, which was reviewed and approved by the Board of Directors:

❖	Achievement of the fiscal 2016 adjusted gross margin percentage target; and

❖	Achievement of the fiscal 2016 aggregate sales orders target.

Because of the criticality of gross margins to the Company’s objective of driving improved operating leverage from our business in fiscal 2016 and beyond, the Committee elected to allocate two-thirds of the PSUs to the gross margin percentage goal and one-third of the PSUs to the sales orders goal. The Committee considered the prospects for attainment and non-attainment of the PSU performance goals to be equally likely.

Any portion of the PSUs not earned by the end of the performance period would be forfeited. The PSUs were designed such that 100% of the shares underlying the award would be earned upon the achievement of 100% of both the gross margin percentage target and the sales orders target. Consistent with our pay-for-performance philosophy, and to closely align the interests of the executive officers with our stockholders and to further incentivize them to overachieve against our fiscal 2016 operating plan, we incorporated upside earning potential to the PSUs for extraordinary performance and downside risk for under-performance against each of the two goals. Specifically, the Committee established the following minimum performance thresholds and maximum number of additional PSUs that could be earned for achievement against the gross margin percentage and sales orders targets, as set forth in the table below:

Fiscal 2016 PSU Performance Goals

	Adjusted Gross Margin Percentage (2/3 of Total PSUs)		Aggregate Sales Orders (1/3 of Total PSUs)

	Adjusted Gross Margin (%)	Target PSUs Earned	Aggregate Sales Orders ($B)	Target PSUs Earned
	< 42.9%	0%	< $2.46	0%
“Threshold”	42.9%	25%	$2.46	50%
“Target”	45.4%	100%	$2.73	100%
“Maximum”	≥ 47.9%	200%	≥ $3.00	150%

Based on the weighting of the two goals and the above table, the maximum amount of PSUs that could be earned was 183.5% of the total shares underlying the PSU award.

Attainment of Fiscal 2016 PSUs

As set forth in the “Fiscal 2016 PSU Performance Goals” table above, the fiscal 2016 adjusted gross margin percentage target was 45.4% and the fiscal 2016 aggregate sales orders target was $2.73 billion. Ciena had a strong year of financial performance in fiscal 2016. Ciena reported an adjusted gross margin percentage of 45.5% in fiscal 2016, and therefore 104% of the PSUs allocated to that goal were earned. Ciena also generated aggregate sales orders of $2.87 billion in fiscal 2016, and therefore 127% of the PSUs allocated to that goal were earned. Based on the relative weighting of the two goals, approximately 112% of the total PSUs were earned as set forth in the table below.

Fiscal 2016 PSU Awards Earned

Name	PSUs Earned (#)
Gary B. Smith	146,953
James E. Moylan, Jr.	32,663
Stephen B. Alexander	23,333
François Locoh-Donou	32,663
David M. Rothenstein	23,333

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One-third of those PSUs earned during fiscal 2016 vested in December 2016, and the remainder of the PSUs earned will vest in equal installments in December 2017 and December 2018, subject to continued service.

Equity Grant Practices

We apply a consistent approach in our equity award practices by granting annual equity awards to our executive officers and directors at or around the same time each year. Annual equity awards to our NEOs are made by the Committee, and the grant date of these awards is the same day that the Committee meets to approve the awards. The Committee generally meets, approves and grants annual equity awards to the executive officers promptly following Ciena’s release of earnings for the fourth quarter and fiscal year. This practice began in fiscal 2007 and continued for annual equity awards in fiscal 2016, with the fourth quarter earnings release on December 10, 2015 and executive and non-executive awards granted on December 15, 2015.

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Other Elements of Compensation Program

U.S. Executive Severance Benefit Plan

We maintain a U.S. Executive Severance Benefit Plan as part of our efforts to continue to attract and retain top executive talent. This plan, which is governed by the Employee Retirement Income Security Act of 1974, as amended, provides certain U.S.-based employees, including the NEOs and employees of the rank of vice president or above, with certain severance payments and benefits in the event of an involuntary separation of service by Ciena without “cause.” For additional information about the severance payments and benefits payable under this plan, as well as the estimated value of these payments and benefits, see “Payments Upon Involuntary Separation of Service for Other than Cause” below.

“Double Trigger” Change in Control Severance Agreements

Each of the NEOs has a change in control severance agreement with Ciena. We have entered into these agreements upon the initial hiring of senior employees, upon promotion of existing employees to senior executive roles, and when the Compensation Committee determines it to be important for the retention of other key employees. As the agreements in place were due to expire in accordance with their terms, in November 2016, each of our executive officers, including the NEOs, entered into a new form of change in control severance agreement with Ciena, each of which is effective through November 30, 2019, unless earlier terminated. We believe that these severance arrangements are important for retention of key employees and necessary to attract qualified executive officers, who may otherwise be deterred from taking a position with us by the possibility of being dismissed following a change of control, particularly given the level of acquisition activity in our industry.

Except for the conversion of certain performance-based equity into time-based awards, (i) the CEO receives no benefits under this agreement unless his employment is terminated without cause, or by him for good reason, within 90 days prior or 18 months following the effective date of a change in control transaction, and (ii) the other NEOs receive no benefits under these agreements unless their employment is terminated without cause, or by the executive for good reason, within 90 days prior to or 12 months following the effective date of a change in control transaction. We believe this so-called “double trigger” structure strikes an appropriate balance between the potential compensation payable to executive officers and the corporate objectives described above. We also believe that were Ciena to engage in discussions or negotiations relating to a corporate transaction that our Board of Directors deems in the interest of stockholders, these agreements would serve as an important tool in ensuring that our executive team remains focused on the consummation of the transaction, without significant distraction or concern relating to personal circumstances such as continued employment. Should any severance payment or benefit be subject to excise tax imposed under federal law, or any related interest or penalties, such severance payments or benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive of a greater amount. Under this “best choice” mechanism above, Ciena would not pay any excise taxes or make any gross-up or similar reimbursement payments related to excise taxes resulting from any severance payment or benefit.

For additional information about the payments and benefits payable under these agreements, as well as the estimated value of these payments and benefits, see “Potential Payments upon Termination or Change in Control” below.

Compensation Recovery (“Clawback”) Policy

We maintain a recoupment or “clawback” policy that applies to equity incentive awards under our 2008 Plan, annual cash incentive plan awards, and sales incentive compensation. This policy, which is broader than currently required by applicable law, provides for recoupment of certain benefits in the event that Ciena is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws. Specifically, those executive officers subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and any other recipient of covered incentive compensation who knowingly engaged in such misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, is required to reimburse Ciena the amount of any payment in settlement of such award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.

Required Reimbursement for Personal Use of Corporate Memberships or Tickets

We maintain a policy requiring the NEOs to reimburse certain costs associated with any personal use of items such as corporate tickets to sporting or cultural events and personal use of any corporate membership at a golf or similar club. Specifically, any executive officer who makes personal use of such tickets is required to reimburse Ciena for the face value of the tickets used. Any executive who makes personal use of a club in which Ciena has a corporate membership must reimburse Ciena for the cost of any meals, merchandise, greens fees, lessons and other charges associated with his or her use and, in addition, reimburse Ciena for a pro-rata share of the annual membership dues for each day on which he or she makes personal use of the facilities. To date, any personal usage has been extremely limited as corporate memberships are maintained predominately in order to use these facilities for business-related functions. The annual dues for each of the three executive officers named individually on club memberships used by Ciena generally range from $8,000 to $15,000.

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Stock Ownership Guidelines

To align the interests of our executive officers and directors with those of our stockholders, and to promote our commitment to sound corporate governance, the Board has established stock ownership guidelines for the NEOs as set forth in “Principles of Corporate Governance, Bylaws and Other Governance Documents” above.

Deferred Compensation Plan

Effective November 1, 2016, our Board of Directors adopted the Ciena Corporation Deferred Compensation Plan, which allows a select group of management employees in the United States (including our NEOs) to defer up to 75% of base salary and up to 100% of other compensation, including incentive bonuses, commissions and restricted stock unit awards. For the first year in which the plan is effective, participants may only defer up to 50% of base salary and commissions and 75% of incentive bonuses. The Plan does not provide for any matching or discretionary contributions to participants except for restorative matching payments of foregone matching contributions that a participant would have received under the terms of our 401(k) Plan but for the participant’s deferrals into the plan.

Prohibition Against Pledging and Hedging Transactions

In accordance with our Insider Trading Policy, and as set forth in “Principles of Corporate Governance, Bylaws and Other Governance Documents” above, our executive officers and directors are prohibited from pledging Ciena securities and engaging in hedging transactions with respect to Ciena securities.

Income Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductions we can take in determining our federal income tax for compensation paid to our CEO, and, pursuant to IRS guidance, the three other most highly compensated executive officers of Ciena. There is an exception to this limitation for compensation that is “performance-based” as defined in the Code and applicable regulations. We have the ability under our 2008 Plan to qualify compensation as performance-based in compliance with the Code. However, because of our large net operating losses, it is unlikely that we will be required to pay federal income taxes for years, and therefore meeting the requirements of Section 162(m) is not as significant a concern as it might otherwise be, and we do not focus on meeting the requirements of Section 162(m) at the expense of the stated goals of our compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management, and, based on this review and discussion, has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Ciena’s Annual Report on Form 10-K for fiscal 2016 by reference to this proxy statement.

Submitted by the members of the Compensation Committee:

Judith M. O’Brien (Chairperson)

Harvey B. Cash

Bruce L. Claflin

Patrick T. Gallagher

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EXECUTIVE COMPENSATION TABLES

The following tabular information, accompanying narrative disclosure and footnoted detail provide compensation-related information for our NEOs as of the end of fiscal 2016. These executive compensation tables include all compensation awarded to or earned by each NEO for the fiscal years indicated below in which they served as an executive officer. As previously disclosed, Mr. Locoh-Donou resigned as an executive officer and employee of Ciena, effective as of March 23, 2017.

Summary Compensation Table

The Summary Compensation Table below presents compensation earned by our Named Executive Officers for each of the last three fiscal years during which they served as executive officers in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gary B. Smith	2016	$875,576	—	$4,246,938	—	$ 1,068,750	$ 13,350	$6,204,614
President and CEO	2015	$800,576	—	$5,562,500	—	$ 1,070,000	$ 15,547	$7,448,623
	2014	$788,076	—	$4,934,689	—	$ 749,000	$ 17,100	$6,488,865
James E. Moylan, Jr.	2016	$506,826	—	$1,132,749	—	$ 423,938	$ 10,380	$2,073,893
SVP and CFO	2015	$450,576	—	$1,557,470	—	$ 409,275	$ 7,950	$2,425,271
	2014	$450,576	—	$1,233,782	—	$ 286,493	$ 7,650	$1,978,501
Stephen B. Alexander	2016	$415,531	—	$809,217	—	$ 299,250	$ 13,246	$1,537,244
SVP and CTO	2015	$400,512	—	$1,001,257	—	$ 321,000	$ 7,385	$1,730,154
	2014	$400,512	—	$789,480	—	$ 224,700	$ 14,781	$1,429,473
François Locoh-Donou (6)	2016	$525,572	—	$2,709,839	—	$ 423,938	$ 12,015	$3,671,364
SVP and COO	2015	$420,538	—	$1,557,470	—	$ 381,990	$ 10,103	$2,370,101
	2014	$420,538	—	$1,233,782	—	$ 267,393	$ 6,989	$1,928,702
David M. Rothenstein	2016	$438,060	—	$809,217	—	$ 299,250	$ 9,474	$1,556,001
SVP, General Counsel and Secretary	2015	$400,512	—	$1,334,948	—	$ 299,600	$ 7,950	$2,043,010
	2014	$400,512	—	$789,480	—	$ 209,720	$ 7,650	$1,407,362

(1)	Ciena has a 52 or 53-week fiscal year, which ends on the Saturday nearest to the last day of October in each year. Ciena’s fiscal 2016, 2015 and 2014 each consisted of a 52-week period.

(2)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock unit and performance stock unit awards granted during the fiscal years noted above, computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value is calculated using the closing price of Ciena common stock on the grant date as if the shares underlying these awards were vested and delivered on the grant date. Aggregate amounts do not reflect sale or forfeiture of shares to fund tax withholding in accordance with the terms of the award agreement. Aggregate grant date fair values reported above will likely vary from the actual amount ultimately realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the timing of vesting, the timing of any sale of shares and the market price of Ciena common stock at that time. For PSUs, we calculate grant date fair value by assuming the satisfaction of any performance-based objectives at the “target” level and multiplying the corresponding number of shares earned based upon such achievement by the closing price per share of Ciena common stock on the grant date. Assuming the maximum future payout under the PSUs, however, the aggregate grant date fair value in the “Stock Awards” column above for fiscal 2016 would have been $6,374,645, $1,605,586,$1,146,991 $3,182,676, and $1,146,991 for each of Messrs. Smith, Moylan, Alexander, Locoh-Donou and Rothenstein, respectively. See the “Grants of Plan-Based Awards” table below for information relating to restricted stock unit and performance stock unit awards granted during fiscal 2016 under our 2008 Plan.

(3)	For Mr. Locoh-Donou, “Stock Awards” also reflects a promotion RSU award made on November 1, 2015 in connection with his appointment as Chief Operating Officer.

(4)	Non-Equity Incentive Plan Compensation reflects amounts earned by each Named Executive Officer under Ciena’s annual cash incentive bonus plan for fiscal 2016.

(5)	All other compensation includes the following for each Named Executive Officer (as applicable) during fiscal 2016:

a.	For each Named Executive Officer, Section 401(k) plan matching contributions paid by us and generally available to all full-time U.S. employees.

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b.	For Messrs. Alexander, Locoh-Donou and Rothenstein, costs associated with an annual physical examination based on the amount paid for such service.

c.	For Messrs. Smith, Moylan, and Locoh-Donou, reimbursement of costs associated with financial planning and tax preparation services generally made available to all executive officers, subject to a $10,000 annual limit per tax year on such services.

d.	For Mr. Alexander, a patent incentive bonus.

(6)	Mr. Locoh-Donou, who was appointed as our Senior Vice President and Chief Operating Officer effective as of November 1, 2015, served as our Senior Vice President, Global Products Group during fiscal 2014 and 2015.

Grants of Plan-Based Awards

The following table sets forth information regarding non-equity incentive awards and equity awards granted to each of the NEOs during fiscal 2016.

Non-Equity Incentive Plan Awards. Non-equity incentive plan awards for fiscal 2016, which are identified as “Incentive Cash” in the “Grant of Plan-Based Awards” table below, represent the estimated range of potential payouts possible under our annual cash incentive bonus plan at the time of award. The actual cash incentive bonus earned by the NEOs during fiscal 2016 is set forth in the “Non-Equity Incentive Compensation” column of the “Summary Compensation Table” above. The design of the plan for fiscal 2016, including the use of a combination of ten corporate performance goals and our fiscal 2016 adjusted operating income target to derive the total bonus payout percentage, is more fully described in “Compensation Discussion and Analysis” above. Assuming the satisfaction of the requisite number of corporate performance goals, and based on the level of achievement of the fiscal 2016 adjusted operating income target, bonuses under the cash incentive bonus plan would have been payable at each of the “threshold,” “target” and “maximum” levels as set forth below, with payments interpolated for results falling between the designated levels:

	Fiscal 2016 Cash Incentive Bonus Plan
	Performance Goal Achieved	Target Bonus Payable
Threshold	10%	10%
Target	100%	100%
Maximum	≥200%	200%

The “threshold,” “target” and “maximum” values in the table above are calculated by multiplying each NEO’s base salary for fiscal 2016 by his respective target bonus opportunity (expressed as a percentage of annual base salary) by the applicable target bonus payable factor above.

Equity Awards. Equity awards during fiscal 2016 consisted of restricted stock unit (“RSU”) and performance stock unit (“PSU”) awards. Each such stock award represents a contractual right to receive one share of our common stock. RSU awards granted to the NEOs in fiscal 2016 vest over a four-year term, with one-sixteenth of the grant amount vesting quarterly. Mr. Locoh-Donou received an additional RSU grant on November 1, 2015 in connection with his promotion to Chief Operating Officer. Such award vests over a three-year term, with one-third of the grant amount vesting on December 20, 2017, 2018, and 2019. PSU awards granted to the NEOs in fiscal 2016 were structured such that (i) two-thirds of the total PSU shares granted were subject to the achievement of a fiscal 2016 aggregate adjusted gross margin target and (ii) one-third of the total PSU shares granted were subject to the achievement of a fiscal 2016 aggregate sales orders target, each as more fully described in “Compensation Discussion and Analysis” above. With respect to the PSUs allocated to the sales orders target, the number of shares capable of being earned was subject to a minimum performance threshold of 90% of target, which would result in 50% of the shares underlying that portion of the award being earned, and a maximum performance cap of 110% of target, which would result in 150% of the shares underlying that portion of the award being earned. With respect to the PSUs allocated to the adjusted gross margin target, the number of shares capable of being earned was subject to a minimum performance threshold of 42.9% adjusted gross margin, which would result in 25% of the shares underlying that portion of the award being earned, and a maximum performance cap of 47.9% adjusted gross margin, which would result in 200% of the shares underlying that portion of the award being earned. Any shares earned during the fiscal 2016 performance period were subject to further vesting requirements, with the shares to be delivered upon vesting in equal installments in December 2016, 2017 and 2018, subject to the NEO’s continued service with Ciena.

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For information regarding the performance criteria applicable to PSUs granted in fiscal 2016, see “Compensation Discussion and Analysis” above. For each equity award made to our NEOs during fiscal 2016, the date that the award was approved by our Compensation Committee was the same as the grant date.

Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Full Grant Date Fair
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Units (#)	Value (2) ($)
Gary B. Smith	PSU	12/15/2015				21,729	131,690	241,649		$2,548,202
	RSU	12/15/2015							87,790	$1,698,737
	Incentive Cash	12/15/2015	$ 112,500	$1,125,000	$2,250,000
James E. Moylan, Jr.	PSU	12/15/2015				4,830	29,270	53,706		$566,375
	RSU	12/15/2015							29,270	$566,375
	Incentive Cash	12/15/2015	$ 44,625	$446,250	$892,500
Stephen B. Alexander	PSU	12/15/2015				3,450	20,910	38,366		$404,609
	RSU	12/15/2015							20,910	$404,609
	Incentive Cash	12/15/2015	$ 31,500	$315,000	$630,000
François Locoh-Donou	PSU	12/15/2015				4,830	29,270	53,706		$566,375
	RSU	11/1/2015							65,331	$1,577,090
	RSU	12/15/2015							29,270	$566,375
	Incentive Cash	12/15/2015	$ 44,625	$446,250	$892,500
David M. Rothenstein	PSU	12/15/2015				3,450	20,910	38,366		$404,609
	RSU	12/15/2015							20,910	$404,609
	Incentive Cash	12/15/2015	$ 31,500	$315,000	$630,000

(1)	Estimated possible payouts under non-equity incentive plan awards reflect the following:

a.	Cash incentive opportunity reported at the “threshold,” “target” and “maximum” levels has been calculated in accordance with the plan design described in “Non-Equity Incentive Plan Awards” above and more fully described in “Compensation Discussion and Analysis — Annual Cash Incentive Bonus Plan.”

(2)	Grant Date Fair Value reported in the table above, computed in accordance with FASB ASC Topic 718, will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of Ciena common stock at that time. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing price per share of Ciena common stock on the grant date. For PSUs, we calculate grant date fair value by assuming the satisfaction of any performance-based objectives at the “target” level and multiplying the corresponding number of shares earned based upon such achievement by the closing price per share of Ciena common stock on the grant date.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award-by-award basis, information related to unexercised options and unvested stock awards held by each Named Executive Officer as of the end of fiscal 2016. The vesting conditions for each award, including the identification of those awards that are subject to performance-based vesting conditions, are set forth in the footnotes below the table. The market value of equity awards that have not vested is calculated by multiplying the number of shares by $19.51, the closing market price per share of our common stock on The New York Stock Exchange on the last trading day of fiscal 2016. Each of the stock options in the table below has a ten-year term from the grant date and an exercise price equal to the closing price on the grant date.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary B. Smith	12/18/2007	69,000	—	$35.21	12/18/2017
	12/18/2006	75,000	—	$27.88	12/18/2016
	12/15/2015					146,953 (1)	$2,867,053
	12/15/2015					71,330 (2)	$1,391,648
	12/17/2014					210,934 (4)	$4,115,322
	12/17/2014					67,330 (5)	$1,313,608
	12/17/2013					42,240 (7)	$824,102
	12/17/2013					28,135 (8)	$548,914
	12/18/2012					7,485 (9)	$146,032

James E. Moylan, Jr.	12/18/2007	35,000	—	$35.21	12/18/2017
	12/15/2015					32,663 (1)	$637,255
	12/15/2015					23,783 (2)	$464,006
	12/17/2014					49,216 (4)	$960,204
	12/17/2014					23,564 (5)	$459,734
	12/17/2013					8,801 (7)	$171,708
	12/17/2013					8,792 (8)	$171,532
	12/18/2012					3,119 (9)	$60,852

Stephen B. Alexander	12/18/2007	47,000	—	$35.21	12/18/2017
	12/18/2006	30,000	—	$27.88	12/18/2016
	12/15/2015					23,333 (1)	$455,227
	12/15/2015					16,990 (2)	$331,475
	12/17/2014					31,638 (4)	$617,257
	12/17/2014					15,149 (5)	$295,557
	12/17/2013					5,631 (7)	$109,861
	12/17/2013					5,625 (8)	$109,744
	12/18/2012					2,079 (9)	$40,561

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)

François Locoh-Donou (10)	12/18/2006	20,000	—	$27.88	12/18/2016
	12/15/2015					32,663 (1)	$637,255
	12/15/2015					23,783 (2)	$464,006
	11/1/2015					65,331 (3)	$1,274,608
	12/17/2014					49,216 (4)	$960,204
	12/17/2014					23,564 (5)	$459,734
	12/17/2013					8,801 (7)	$171,708
	12/17/2013					8,792 (8)	$171,532
	12/18/2012					2,599 (9)	$50,706

David M. Rothenstein	12/15/2015					23,333 (1)	$455,227
	12/15/2015					16,990 (2)	$331,475
	12/17/2014					—	$—	5,983 (6)	$116,728
	12/17/2014					31,638 (4)	$617,257
	12/17/2014					15,149 (5)	$295,557
	12/17/2013					5,631 (7)	$109,861
	12/17/2013					5,625 (8)	$109,744
	12/15/2012					624 (9)	$12,174
	12/18/2012					2,287 (9)	$44,619

(1)	PSU awards granted on December 15, 2015 were subject to achievement of the goals described above in “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis” for the fiscal 2016 performance period. In December 2016, such goals were determined by the Compensation Committee to have been satisfied, with performance against these goals exceeding target objectives as further described in “Compensation Discussion and Analysis” above. Amounts reported above reflect the actual amount earned with respect to such PSU awards in December 2016. The amounts earned thereunder vest in equal installments on December 20, 2016, 2017 and 2018.

(2)	Remaining unvested RSUs granted on December 15, 2015 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2019.

(3)	Remaining vested RSUs granted on November 1, 2015 shall vest as to one-third of the grant amount on each of December 20, 2017, 2018 and 2019.

(4)	Remaining amounts earned with respect to PSUs granted on December 17, 2014 shall vest on December 20, 2016 and 2017.

(5)	Remaining unvested RSUs granted on December 17, 2014 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of each year through December 20, 2018.

(6)	Remaining amounts unearned with respect to a PSU award granted on December 17, 2014 shall vest on December 20, 2017, if earned during the fiscal 2017 performance period.

(7)	Remaining amounts earned with respect to PSUs granted on December 17, 2013 vested on December 20, 2016.

(8)	Remaining unvested RSUs granted on December 17, 2013 shall vest as to one-sixteenth of the grant amount on March 20, June 20, September 20 and December 20 of 2017.

(9)	Remaining unvested RSUs granted on December 18, 2012 vested on December 20, 2016.

(10)	As a result of his separation of service as an employee, effective as of March 23, 2017 or such earlier date as may be mutually agreed, awards held by Mr. Locoh-Donou will not be subject to further vesting following the date of his separation.

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Option Exercises and Stock Vested

The following table sets forth on an aggregated basis, as to each NEO, information related to stock options exercised and stock awards that vested during fiscal 2016. The value realized upon vesting of stock awards is a pre-tax amount determined by multiplying the aggregate number of shares of stock vested for each NEO during fiscal 2016 by the closing price per share on the corresponding vesting date for that award. Information as to value realized does not take into account reductions related to withholding and other tax-related items, brokerage commissions or fees, or forfeiture or other disposition of shares to cover these amounts.

Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary B. Smith	4,537	$35,477	302,407	$ 6,011,390
James E. Moylan, Jr.	—	$—	92,286	$ 1,835,746
Stephen B. Alexander	—	$—	60,871	$ 1,210,884
François Locoh-Donou	—	$—	106,391	$ 2,114,554
David M. Rothenstein	—	$—	71,570	$ 1,423,480

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section describes and quantifies the estimated compensation payments and benefits that would be paid to our NEOs in each of the following situations:

•	upon death or disability;
•	upon an involuntary separation of service for other than cause;
•	upon a change in control in Ciena; and
•	upon a termination of employment following a change in control of Ciena.

We do not maintain employment agreements with our executive officers, including the NEOs. The information below describes those instances in which our NEOs would be entitled to payments following a termination of employment and/or upon a change in control of Ciena. Our NEOs are “at will” employees and, except as otherwise described below, they are only entitled to payment of accrued salary and vacation time, on the same terms as provided to our other employees, upon any resignation, retirement or termination of employment, with or without cause. Except as otherwise noted below, the calculations below do not include any estimated payments for those benefits that we generally make available on the same terms to our full-time, non-executive employees.

The estimated payments below are calculated based on compensation arrangements in effect as of the last day of our fiscal 2016 and assume that the triggering event occurred on such date. The estimated payment amounts are based on a Ciena common stock price of $19.51, which was the closing price per share of our common stock on The New York Stock Exchange on the last trading day of our fiscal 2016. Our estimates of potential payments are further based on the additional assumptions specifically set forth in the tables below. Although these calculations are intended to provide reasonable estimates of potential compensation benefits payable, the estimated payment amounts may differ from the actual amount that any individual would receive upon termination or the costs to Ciena associated with continuing certain benefits following termination of employment. As indicated above, Mr. Locoh-Donou resigned as an executive officer and employee of Ciena, effective as of March 23, 2017. In connection with his resignation, he will not be eligible for any severance payment or acceleration of equity awards.

Payments Upon Death or Disability

Stock awards, including RSUs and PSUs granted under our 2008 Plan, provide for the acceleration of vesting of any awards that would otherwise vest in the 12 months following a termination of service resulting from the holder’s death or disability. Acceleration of vesting upon death or disability applies to all awards granted under these plans, including awards to both executive and non-executive employees, as well as awards to our NEOs. Under these plans, a disability is defined as inability to perform each of the essential duties of the applicable person’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months. For each NEO, the amount in the table below reflects the value of the NEO’s stock awards that are subject to acceleration of vesting upon death or disability multiplied by $19.51 per share, the closing price per share of our common stock on The New York Stock Exchange on the last trading day of our fiscal 2016. In calculating the amounts below, PSUs remaining unearned as of the triggering event are considered to have been earned at target attainment.

Acceleration of Vesting of Stock Awards Upon Termination Due to Death or Disability

Name	Value Realized Upon Acceleration ($)
Gary B. Smith	$ 5,335,227
James E. Moylan, Jr.	$ 1,387,291
Stephen B. Alexander	$ 916,170
François Locoh-Donou	$ 1,377,146
David M. Rothenstein	$ 1,049,137

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Payments Upon Involuntary Separation of Service for Other than Cause

Ciena’s U.S. Executive Severance Benefit Plan (“Severance Plan”) provides certain U.S.-based employees of Ciena Corporation and its affiliates, including our executive officers and non-executive employees of the rank of vice president or above, with certain severance benefits in the event of an involuntary separation of service by Ciena without “cause” (as such term is defined in the plan and described below). Under the Severance Plan, benefits payable to participants upon an involuntary separation of service without cause consist of the following:

•	Cash Severance Payment. Our CEO will be entitled to severance equal to two times his annual base salary and annual target incentive bonus, while our other executive officers will be entitled to severance equal to their annual base salary and annual target incentive bonus or commission. Non-executives entitled to severance may receive four weeks of base salary for each year of service, with a minimum of 26 weeks and a maximum of 52 weeks. The base salary and, where applicable, bonus payments above would be determined based on the salary rate and incentive compensation program in effect immediately prior to the date of termination. Bonus amounts are to be paid at the “target” level.

•	Benefits Continuation. For a period of 18 months in the case of our CEO, 12 months for our Senior Vice Presidents, and the severance period calculated above for non-executive participants, the participant and his or her family will be eligible to continue to participate in our group medical, dental and vision plans. If we cannot continue benefits coverage, we will provide equivalent coverage for the applicable coverage period at our expense.

•	Outplacement Assistance. For a period of 12 months in the case of our CEO and other executive officers, and six months for all other participants, Ciena will provide executive outplacement assistance, at its expense, through its then-current agency.

As a condition of receiving benefits under the Severance Plan, each participant agrees to deliver a release of claims, comply with certain non-competition and non-solicitation obligations for a 12 month period, and comply with certain continuing obligations with respect to Ciena’s confidential and proprietary information and inventions. Failure to comply with these and other conditions set forth in the Severance Plan requires the repayment of severance benefits in full. In addition, severance payments are subject to recoupment in accordance with applicable law and any future “clawback” policy adopted by Ciena. Should any payment of severance benefits be subject to excise tax imposed under federal law, or any related interest or penalties, severance benefits shall be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt by the executive of a greater amount. This “best choice” mechanism above does not require Ciena to pay any excise taxes or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits.

Under the Severance Plan, a “separation of service” includes a termination of employment by the participant where Ciena and participant anticipate that participant will perform no further services for Ciena, or where the level of services to be performed will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period. In addition, under the Severance Plan, “cause” means the occurrence of any one or more of the following:

•	the participant’s willful and continued failure substantially to perform his or her duties (other than as a result of disability), provided that in the case of executive officers, such failure shall be determined by the Board following written notice to the participant and an opportunity to be heard;

•	any willful act or omission by the participant in connection with his or her responsibilities as an employee constituting dishonesty, fraud or other malfeasance, immoral conduct or gross misconduct;

•	any willful material violation by the participant of Ciena’s Code of Business Conduct and Ethics or a Proprietary Information, Inventions and Non-Solicitation Agreement entered into by Ciena and the participant; or

•	the participant’s conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude under the laws of the United States or any state thereof or any other jurisdiction in which Ciena conducts business.

For purposes of the definition of “cause,” no act or failure to act by the participant shall be deemed “willful” unless effected by the participant not in good faith and without a reasonable belief that such act or failure to act was in, or not opposed to, Ciena’s best interests. The Severance Plan provides that the applicable benefits to which a participant is entitled under the Severance Plan will be reduced by amounts paid under other Ciena severance plans, policies, programs or practice.

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For each NEO, the amount in the table below reflects the value of the payments assuming an involuntary separation of service for other than cause effective as of the last day of our fiscal 2016.

Payments Upon Involuntary Separation of Service for Other than Cause

Name	Salary and Bonus Payment ($)	Continuation of Benefits Coverage and Outplacement ($)	Total ($)
Gary B. Smith	$4,050,000	$33,558	$4,083,558
James E. Moylan, Jr.	$971,250	$20,917	$992,167
Stephen B. Alexander	$735,000	$26,312	$761,312
François Locoh-Donou	$971,250	$26,770	$998,020
David M. Rothenstein	$765,000	$26,312	$791,312

Payments Upon Change in Control

Each of our executive officers, including the NEOs, is party to a change in control severance agreement with Ciena. As the agreements in place were due to expire in accordance with their terms, in November 2016, each of our executive officers, including the NEOs, entered into a new form of change in control severance agreement, each of which is effective through November 30, 2019, unless earlier terminated. As described in “Payments Upon Termination of Employment Following Change in Control” below, the change in control severance agreements provide our executive officers with certain severance benefits in the event that such officer’s employment is terminated by us or any successor entity without “cause,” or by the officer for “good reason,” within 90 days prior to or one year (or in the case of our CEO, eighteen months) following a “change in control,” as such terms are defined in the agreements. In addition, the agreements provide that upon a “change in control,” any performance-based equity awards, to the extent unvested, will be converted into awards with time-based vesting conditions. Conversion of performance-based stock awards upon a change in control does not require termination of employment. For these converted awards, the unvested portion will be deemed to have commenced time-based vesting on the grant date, with one-sixteenth of the grant amount vesting every three months thereafter. Because conversion of the awards will cause certain unvested stock awards to vest upon a change in control, we have included in the table below calculations with respect to the corresponding value of the vesting of such affected performance-based awards. For purposes of these calculations, we have used the actual share amount earned, in the case of PSU awards that have been earned, or, alternatively, the “target” number of shares for such PSU, in the case of awards that have a current performance period or otherwise remain to be earned, as applicable.

The following table shows the estimated value of the conversion of performance-based equity awards, and the resulting acceleration of vesting of these awards, for each NEO assuming that there was a change in control of Ciena on the last day of our fiscal 2016 and that the acquiror assumed or provided substitute awards for our outstanding equity awards (see also the “Acceleration of Vesting of Equity Awards Resulting from Change in Control Where Equity Awards are not Assumed or Replaced by Acquiror” table below). The value of stock awards is determined based on the number of shares subject to acceleration of vesting, multiplied by $19.51 per share, the closing price per share of our common stock on The New York Stock Exchange on the last trading day of our fiscal 2016.

Acceleration of Vesting of Equity Awards Upon Change in Control

	Conversion of Performance-Based Stock Awards Upon Change in Control

Name	Shares Subject to Conversion (#)	Shares Subject to Accelerated Vesting Upon Conversion (#)	Value Realized Upon Acceleration ($)
Gary B. Smith	384,864	146,016	$ 2,848,772
James E. Moylan, Jr.	87,287	33,070	$ 645,196
Stephen B. Alexander	58,179	21,634	$ 422,079
François Locoh-Donou	87,287	33,070	$ 645,196
David M. Rothenstein	70,145	26,869	$ 524,214

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Payments Upon Change in Control Where Equity Awards Are Not Assumed or Substituted

Upon a change in control where the acquiror does not assume Ciena’s outstanding unvested awards or replace such awards with substitute awards, our current and legacy equity compensation plans provide for acceleration of vesting or defer the determination regarding acceleration of vesting to the discretion of our Compensation Committee. This mechanism, which is typical in equity plans, is intended to protect the interests of both executive and non-executive employees. Moreover, we consider the likelihood of such treatment of equity awards by an acquiror in a change in control transaction to be remote. In the table below, however, for illustrative purposes, we have calculated the estimated payments assuming the full acceleration of outstanding awards upon a change in control where the acquiror neither assumes outstanding awards nor provides substitute awards.

For purposes of the calculations in the table below, stock awards subject to accelerated vesting have been valued at $19.51 per share, the closing price per share of our common stock on The New York Stock Exchange on the last trading day of our fiscal 2016. Calculations in the table below with respect to PSUs that have not yet been earned reflect estimated values based upon the “target” level of achievement during the relevant performance period. All stock options held by the NEOs as of the last trading day of our fiscal 2016 were fully vested, and therefore no additional compensation would be earned in connection with any acceleration of vesting.

Acceleration of Vesting of Equity Awards Upon Change in Control

Where Equity Awards are not Assumed or Replaced by Acquiror

Name	Value Realized Upon Stock Award Acceleration ($)
Gary B. Smith	$ 10,908,899
James E. Moylan, Jr.	$ 2,859,093
Stephen B. Alexander	$ 1,912,409
François Locoh-Donou	$ 4,123,556
David M. Rothenstein	$ 2,162,098

Payments Upon Termination of Employment Following Change in Control

Under the change in control severance agreements, our executive officers, including the NEOs, are entitled to certain severance benefits in the event that the officer’s employment is terminated by us or any successor entity without “cause,” or, by the officer for “good reason,” within a 90-day period prior to, or a 12-month period (or in the case of our CEO, eighteen months) following, the effective date of a “change in control” of Ciena. We refer to this double trigger event, which requires both a change in control of Ciena and a subsequent termination of the executive’s employment, as a “covered termination.” Our change in control severance agreements continue in effect through November 30, 2019 (provided that the term is subject to an automatic extension of up to 12 months in the event that Ciena is in active negotiations regarding, or has entered into, a definitive agreement with respect to, a change in control transaction) and for a period of up to 12 months following a change in control that occurs during the term of the agreement.

Payment of any severance benefits pursuant to the change in control severance agreements (to the extent permissible under applicable law) is conditioned upon the officer agreeing to be bound by provisions restricting his or her ability to compete with us, and to solicit our employees or business, for one year after termination (or 18 months for our CEO), as well as the officer’s delivery to us of a general release and waiver of claims. In the event of a breach of these provisions, the officer must reimburse all severance benefits paid. The severance benefits described below are to be paid by us or our successor upon a covered termination.

•	Salary and Bonus Payment. Upon a covered termination, our CEO would be entitled to receive a lump sum payment equal to 2.5 times his annual base salary and annual target incentive bonus. Our other NEOs would be entitled to receive a lump sum payment equal to 1.5 times their annual base salary and annual target incentive bonus, respectively. The base salary and bonus payments in both instances above would be determined based on the salary rate and incentive compensation program in effect immediately prior to either the date of termination or the effective date of the change in control, whichever is higher. Bonus amounts are to be paid at the “target” level.

•

Continuation of Benefits. Upon a covered termination, each NEO and his or her family would be eligible to continue to participate in our group medical, dental and vision plans until the earlier of the 18 months from the covered termination or the date of such officer’s commencement of alternate employment. If we cannot continue benefits coverage, we are

  2017 Proxy Statement   61

obligated to pay for or provide equivalent coverage at our expense. The agreements continue to require Ciena to maintain director and officer insurance coverage for the NEOs as well as any indemnification agreement we have entered into with them.

•	Acceleration of Vesting of Equity Awards. Upon a covered termination, all unvested options and stock awards (including RSUs and PSUs, as applicable) held by each NEO would immediately vest and become exercisable.

•	Reduction of Benefits if Risk of Excise Tax Applicability. Should any payment of severance benefits to our NEOs pursuant to the change in control severance agreements be subject to excise tax imposed under federal law, or any related interest or penalties, the change in control severance agreements provide that the payments would be either (a) paid in full by us, or (b) paid in a lesser amount such that no portion of the payments would be subject to the excise tax, whichever results in receipt of a greater amount by the NEO. This “best choice” mechanism above does not require Ciena to pay any excise taxes, or to make any gross-up payments related to excise taxes resulting from any payment of severance benefits. Under the change in control severance agreements, responsibility for any excise taxes remains with the employee.

See “Applicable Definitions” below to better understand the meaning of the terms “change in control,” “cause” and “good reason” under our change in control severance agreements.

The following table shows the estimated value of the aggregate payments that would be paid to each NEO pursuant to the change in control severance agreements upon a covered termination. Accordingly, the total amount below also includes the value realized upon a change in control and reported in the table above in “Payments Upon Change in Control.”

Potential Payments Upon “Covered Termination”

Name	Salary and Bonus Payment ($)(1)	Continuation of Benefits Coverage ($)(2)	Value Realized Upon Equity Acceleration ($)(3)	Total ($)
Gary B. Smith	$5,062,500	$ 25,483	$ 10,908,899	$15,996,882
James E. Moylan, Jr.	$1,456,875	$ 19,263	$ 2,859,093	$4,335,231
Stephen B. Alexander	$1,102,500	$ 27,356	$ 1,912,409	$3,042,265
François Locoh-Donou	$1,456,875	$ 28,043	$ 4,123,556	$5,608,473
David M. Rothenstein	$1,147,500	$ 27,356	$ 2,162,098	$3,336,954

(1)	Reflects pre-tax severance payments to each NEO based upon: (a) annual salary in effect as of the end of fiscal 2016, and (b) annual cash incentive compensation payable during fiscal 2016 at the target level.

(2)	Includes aggregate incremental costs for continuation of medical and dental benefits as used for financial statement reporting purposes, assuming we are able to continue such existing coverage and continuation costs are commensurate with costs incurred for such coverage during fiscal 2016 despite the NEO’s non-employee status.

(3)	Reflects the conversion of performance-based stock awards upon change in control and value associated with the resulting acceleration of vesting as described in “Payments Upon Change in Control” above, together with the acceleration of stock awards and stock options upon a covered termination. Amounts reported reflect estimates with respect to acceleration of stock awards only. Calculations in the table below with respect to PSUs that have not yet been earned reflect estimated values based upon the “target” level of achievement. All stock options held by the NEOs as of October 31, 2016 were fully vested and therefore no additional compensation would be earned in connection with any acceleration of vesting in connection with a covered termination.

Applicable Definitions. For purposes of determining whether a change in control or covered termination has occurred under the change in control severance agreements, the following terms generally have the following meanings:

“Cause” means:

•	the officer’s willful and continued failure substantially to perform the duties of his position, as determined by the Board of Directors following written notice to the officer;

•	any willful act or omission constituting dishonesty, fraud or other malfeasance;

•	any willful act or omission constituting immoral conduct or gross misconduct;

•	any willful material violation of our Code of Business Conduct and Ethics or Proprietary Information, Inventions and Non-Solicitation Agreement; or

•	the officer’s conviction of, or plea of nolo contendere to, a felony or crime of moral turpitude under federal or state law or the laws of any other jurisdiction in which Ciena conducts business.

62      2017 Proxy Statement

“Good reason” means:

•	removal from, or failure to be reappointed or reelected to, the officer’s principal position held immediately prior to the change in control;

•	material diminution in the officer’s position, duties or responsibilities, or the assignment of duties that are inconsistent, in any material respect, with those held immediately prior to the change in control;

•	material reduction in base salary, incentive compensation opportunity or participation in other long-term incentive or benefit plans as in effect immediately before the change in control;

•	relocation of principal workplace, without the officer’s consent, by more than 50 miles; or

•	the failure to obtain the assumption of the change in control severance agreement by any successor company;

provided, in each case, that (a) the officer notifies Ciena of the foregoing conditions within 90 days of the initial existence of the condition, (b) Ciena has been given at least 30 days following notice to cure such condition, and (c) the officer actually terminates employment within one year following the initial existence of the condition.

“Change in control” means:

•	the direct or indirect sale or exchange by our stockholders of all or substantially all of our outstanding stock, or a merger or consolidation, transaction, in each case, where the stockholders before such transaction do not retain at least a majority voting interest in the acquiring corporation after such transaction;

•	the sale, exchange or transfer of all or substantially all of our assets;

•	a change in the composition of the Board within a two-year period, as a result of which less than a majority of the directors are incumbent directors (as defined in the agreement);

•	our liquidation or dissolution; or

•	any other event determined to be a change in control by our Board of Directors.

In each case, the determination of whether a “change in control” has occurred shall be made without regard to whether such events were hostile or against the position of the Board or were approved or concurred with by the Board.

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PROPOSAL NO. 4

ANNUAL ADVISORY “SAY-ON-PAY” VOTE TO APPROVE OUR

NAMED EXECUTIVE OFFICER COMPENSATION

We are required by Section 14A of the Exchange Act to conduct a non-binding advisory vote of our stockholders to approve the compensation paid to our NEOs as disclosed in this proxy statement. We encourage stockholders to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” in this proxy statement for a more detailed discussion of our compensation programs and policies, the compensation governance measures undertaken and implemented by our Board, and the compensation awarded to our NEOs during fiscal 2016.

We actively review and assess our executive compensation program in light of the dynamic industry in which we operate, the evolving marketplace in which we compete for executive talent, and changes in compensation governance best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy.

COMPENSATION OBJECTIVES

❖    attract and retain talented executives by offering competitive compensation packages

❖    motivate executives to achieve strategic and tactical corporate objectives, including the profitable growth of Ciena’s business

❖    align executive compensation with stockholder interests

❖    reward executives for individual, functional and corporate performance

❖    promote a pay-for-performance culture

Our Board of Directors believes that our executive compensation program has been designed and executed to satisfy these objectives, and that our compensation program is worthy of stockholder support.

In considering our executive compensation program for fiscal 2016, we believe it is important to view the Compensation Committee’s decision-making in the context in which such decisions were made, and to assess our subsequent business and financial performance during fiscal 2016. To better understand the context in which the Compensation Committee made its decisions regarding fiscal 2016 executive compensation, stockholders are encouraged to review the “Compensation Discussion and Analysis” above, and in particular the “Overview” therein. With respect to our fiscal 2016 performance, we had a record year of business and financial results.

FISCAL 2016 PERFORMANCE HIGHLIGHTS

❖    Seventh consecutive year of growing faster than the market

❖    Record year for revenue, orders, and backlog

❖    Increased annual revenue from $2.45 billion to $2.6 billion, representing over 6% year-over-year growth

❖    Improved adjusted gross margin from 44.7% to 45.5%

❖    Highest adjusted net income in Ciena’s history

❖    Generated $290 million in cash from operations

❖    Exited the year with $1.1 billion in cash and investments and reduced our debt position

❖    Executed on strategy to diversify our business across geographies, customer base, and product portfolio

❖    Integrated Blue Planet software into business and acquired and integrated the high-speed photonics components business acquired from TeraXion

❖    Achieved differentiated business and financial performance compared to our competitors

The Compensation Committee’s fiscal 2016 compensation decision-making also reflected several core governance principles and practices that we employ to align executive compensation with stockholder interests, and certain compensation practices that we do not employ because we believe they would not serve our stockholders’ long-term interests. In this regard, we believe that stockholders should consider the “Compensation Discussion and Analysis” above, and in particular the “Executive Compensation Best Practices” therein.

64      2017 Proxy Statement

The Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Ciena’s Named Executive Officers, as disclosed in Ciena’s proxy statement for its 2017 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures under the heading “Executive Compensation Tables”).”

Although this vote is advisory and is not binding on the Compensation Committee or the Board, the Compensation Committee of the Board values the input and views of our stockholders. The Board and the Compensation Committee will review the results of the vote and take them into consideration when considering future executive compensation policies and decisions.

Proposal No. 4 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“FOR”

the advisory approval of our named executive officer compensation

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PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE FREQUENCY OF FUTURE STOCKHOLDERS’

ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

We are required by Section 14A of the Exchange Act to conduct a non-binding, advisory vote of our stockholders on the frequency with which we will seek the non-binding stockholders’ advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”), similar to Proposal No. 4 in this proxy statement. We currently hold the say-on-pay vote every year, and are required to hold the say-on-pay vote at least once every three years. Accordingly, stockholders may vote that this advisory vote on executive compensation be held in the future as follows:

•	every year;
•	every two years; or
•	every three years.

Stockholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal No. 4 in this proxy statement, as well as the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement, which provide a more detailed discussion of our executive compensation programs and policies.

Our stockholders voted on a similar proposal in 2011, with the majority voting to hold the say-on-pay vote every year. Our Board of Directors continues to believe that holding a say-on-pay vote every year is most appropriate for Ciena so that our stockholders may express their views on our executive compensation program annually, and recommends that you vote to hold such advisory vote in the future every year.

Because this proposal is advisory, it will not be binding and the Board, and its Governance and Nominations Committee may determine to hold a “say-on-pay” vote more or less frequently than the option selected by our stockholders. However, the Board values stockholders’ opinions and the Board will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Proposal No. 5 — Recommendation of the Board of Directors

The Board of Directors recommends that you vote

“EVERY YEAR”

on the frequency of future stockholders’ advisory votes on our named executive officer compensation

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POLICY FOR RELATED PERSON TRANSACTIONS

Ciena did not engage in any related person transactions during fiscal 2016 under applicable SEC rules. The Board of Directors has adopted a written Policy for Related Person Transactions. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any related person transaction or series of transactions in which: (i) Ciena was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) a related person had, has or will have a direct or indirect material interest.

For purposes of the policy, a related person is one of the following:

•	any Ciena director, nominee for director or executive officer (as such terms are used in Section 16 of the Exchange Act and the regulations promulgated thereunder);

•	any immediate family member of a Ciena director, nominee for director or executive officer;

•	any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to Ciena as a beneficial owner of more than 5% of its voting common stock (a “significant stockholder”); or

•	any immediate family member of a significant stockholder.

Under the policy, all related person transactions above a certain de minimis threshold are required to be approved or ratified by the Audit Committee, or another committee consisting solely of independent directors. As a general rule, any director who has a direct or indirect material interest in the related person transaction should not participate in the consideration of whether to approve or ratify the transaction. Prior to entering into a related person transaction, the material facts regarding the transaction, including the interest of the related person, must be presented to the Audit Committee for review. The Committee will consider whether the related person transaction is advisable and whether to approve, ratify or reject the transaction or refer it to the full Board of Directors, in its discretion. If the Committee approves a related person transaction, it will report the action to the full Board of Directors, and Ciena will disclose the terms of related person transactions in its filings with the SEC to the extent required.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal 2016, with respect to the shares of Ciena common stock that may be issued under Ciena’s existing equity compensation plans. In accordance with SEC rules, the tabular disclosure in column (A) does not reflect the approximately 4.3 million shares underlying stock unit awards issued and outstanding at the end of fiscal 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A) (C)
Equity compensation plans approved by stockholders (1)	1,315,900	$27.30	9,597,318 (2)
Equity compensation plans not approved by stockholders (3)	71,079	$19.52
Total	1,386,979	$26.90

(1)	Consists of awards outstanding under the following equity compensation plans:

•	2008 Plan;

•	2000 Equity Incentive Compensation Plan; and

•	the Cyan, Inc. 2006 Stock Plan and Cyan, Inc. 2013 Equity Incentive Plan, each assumed by Ciena in connection with an acquisition transaction.

(2)	As of October 31, 2016, column (C) reflects approximately 3.7 million and 5.9 million shares available for issuance under the 2008 Plan and ESPP, respectively. Pursuant to the terms of the 2008 Plan, if any shares covered by an award under the 2008 Plan or a “prior plan” (as such term is defined in the 2008 Plan) are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock not purchased or forfeited will again be available for making awards under the 2008 Plan. The ESPP includes an evergreen feature, pursuant to which, on December 31 of each year, the number of shares available for issuance annually increases by up to 571,428 shares, provided that the total number of shares available for issuance at any time under the ESPP may not exceed 8,211,915 million shares. See “Proposal No. 2 — Approval of Ciena’s 2017 Omnibus Incentive Plan” above for information reflecting the shares remaining available under the 2008 Plan as of January 1, 2017.

(3)	Consists solely of awards outstanding under the World Wide Packets, Inc. 2000 Stock Incentive Plan assumed by Ciena in connection with an acquisition transaction.

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STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some proposals by stockholders may be eligible for inclusion in our proxy statement for the 2018 Annual Meeting. Stockholder proposals submitted must include proof of ownership of Ciena common stock in accordance with Rule 14a-8(b)(2). These submissions must comply with the rules of the SEC for inclusion in our proxy statement and must be received no later than October 11, 2017. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Nominations for election to our Board of Directors by certain eligible stockholders are also eligible for inclusion in our proxy statement for the 2018 Annual Meeting. These submissions must comply with the procedures set forth in our bylaws and must be received no later than October 11, 2017. For more information on this proxy access right, please see “Principles of Corporate Governance, Bylaws and Other Governance Documents — Proxy Access” above.

We strongly encourage any stockholder interested in submitting a proposal or nomination to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

If you wish to present a proposal or nomination before our 2018 Annual Meeting, but you do not intend to have your proposal included in our proxy statement, your proposal must be delivered no earlier than November 23, 2017 and no later than December 23, 2017. If the date of our 2018 Annual Meeting of Stockholders is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the 2017 Annual Meeting, your submission must be delivered not earlier than 120 days prior to our 2018 Annual Meeting and not later than the later of the 90th day prior to such Annual Meeting or the 10th day following the public announcement of the date of such meeting.

To submit a proposal or nomination, stockholders should provide written notice to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. Stockholders should note that our bylaws clarify the applicability of Ciena’s advance notice provision to all stockholder proposals, whether or not submitted for inclusion in Ciena’s proxy statement. Specifically, Article I, Section 4(A)(3)(c) of the bylaws, governing stockholder submission of a proposal or nomination of a person for election as a director, requires a stockholder to include the following information in the notice provided to Ciena:

•	the name and address of such stockholder and any beneficial owner;

•	the class and number of shares that are owned beneficially and of record by the stockholder and any beneficial owner;

•	a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination;

•	whether the stockholder intends to conduct a proxy solicitation;

•	a description of any agreement, arrangement or understanding between the stockholder, any beneficial owner, any of their affiliates or other persons acting in concert with them, with respect to the nomination or proposal; and

•	a description of any agreement, arrangement or understanding, including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, entered into as of the notice date by, or on behalf of, the stockholder and any beneficial owner, the effect or intent of which is to mitigate loss, manage risk, benefit from share price changes, or increase or decrease voting power of the stock held by such person.

Additional information is required to be included in the notice provided to Ciena for stockholder proposals made in accordance with our proxy access bylaw provision, including, among other things:

•	statements certifying and materials evidencing continuous ownership of stock for at least three years;

•	written consent of the stockholder’s nominees;

•	certain representations and undertakings with respect to ownership of stock, nominations, and accuracy of information provided; and

•	an undertaking to comply with applicable law and assume liability stemming from any violations arising from information provided by the stockholder.

The description above is intended as a summary and is qualified in its entirety by reference to the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws are available on the “Corporate Governance” page of the “Investors” section of our website at www.ciena.com.

  2017 Proxy Statement   69

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Ciena’s directors and officers, and persons who own more than 10% of Ciena’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The New York Stock Exchange. Such persons are required by SEC regulations to furnish Ciena with copies of all Section 16(a) forms that they file.

Based solely on Ciena’s review of the copies of such forms furnished to Ciena and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were met during fiscal 2016, including requirements with respect to when such filings are required to be made.

GENERAL INFORMATION

Our Board of Directors has made these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2017 Annual Meeting. The Annual Meeting will be held on March 23, 2017 at 3:00 p.m. Eastern Time, or at any adjournment thereof. As described below, this year’s Annual Meeting will be a completely virtual meeting of stockholders to be held over the Internet.

Internet Availability of Proxy Materials

We are making this proxy statement and our Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, available to our stockholders on the Internet. On February 8, 2017, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this proxy statement and our Annual Report to Stockholders for fiscal 2016. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote over the Internet, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote over the Internet, or have been mailed paper copies of our proxy materials and a proxy card or a vote instruction form from their bank or broker.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our Annual Meeting, and reduce the environmental impact of our Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Attending the Annual Meeting

Ciena will be hosting this year’s Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/ciena2017. This year’s Annual Meeting will be a completely virtual meeting to be held over the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	All stockholders can attend the Annual Meeting over the Internet at www.virtualshareholdermeeting.com/ciena2017;

•	Only stockholders as of the record date may vote or submit questions while attending the Annual Meeting (by using the 16-digit control number provided in your Notice of Internet Availability of Proxy Materials);

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/ciena2017;

•	Stockholders with questions regarding how to attend and participate in the Annual Meeting may call 1-855-449-0991 on the meeting date; and

•	A replay of the Annual Meeting will be available online for approximately 12 months following the meeting date.

70      2017 Proxy Statement

FREQUENTLY ASKED QUESTIONS

Who may vote at the Annual Meeting?

The Board of Directors has set January 26, 2017 as the record date for the Annual Meeting. If you were the owner of Ciena common stock at the close of business on January 26, 2017, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 7035 Ridge Road, Hanover, Maryland 21076, and online during the Annual Meeting accessible at www.virtualshareholdermeeting.com/ciena2017.

How many shares must be present to hold the Annual Meeting?

A majority of our shares of common stock outstanding as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a “quorum.” On the record date, there were 141,262,606 shares of Ciena common stock outstanding. Your shares will be counted as present at the Annual Meeting if you either attend our online Annual Meeting or properly submit your proxy prior to the Annual Meeting.

Why was I mailed a notice regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

Items to be voted on:	The Board of Directors recommends that you vote:

1. the election of three Class II directors to the Board of Directors for three-year terms ending in 2020, or until their respective successors are elected and qualified	1. “FOR” the election of the Class II director nominees named in this proxy statement

2. the approval of the 2017 Omnibus Incentive Plan	2. “FOR” the approval of the 2017 Omnibus Incentive Plan

3. the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017	3. “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm

4. an advisory vote on our named executive officer compensation, as described in these proxy materials (“Say-on-Pay”)	4. “FOR” the advisory vote on our named executive officer compensation

5. an advisory vote on the frequency of future stockholders’ advisory votes on our named executive officer compensation (“Say When on Pay”)	5. “EVERY YEAR” on the frequency of future stockholders’ advisory votes on our named executive officer compensation

How will voting on any business not described in this proxy statement be conducted?

We are not currently aware of any other business to be acted upon at the Annual Meeting. If any other matters are properly submitted for consideration at the Annual Meeting, including any proposal to adjourn the Annual Meeting, the persons named as proxies will vote the shares represented thereby in their discretion. Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting.

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How many votes are required to approve each proposal?

In the case of an uncontested election, our bylaws require that each director be elected by the vote of a majority of the votes cast with respect to that director’s election by holders of shares present in person or represented by proxy at the Annual Meeting. For this purpose, a “majority of the votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election, with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST.” For more information regarding the Board’s required procedures and disclosures associated with this majority vote standard, please see “Majority Vote Standard in Director Elections” in the “Corporate Governance and the Board of Directors” section above. In the case of a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), directors will be elected by plurality vote. For this election, the election of directors at the Annual Meeting is uncontested, meaning that the nominees will be elected by a majority of the votes cast, as described above.

Approval of proposals 2, 3, and 4 each require the affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on these proposals, with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST.” For proposal 5, a plurality of the votes will be considered the stockholders’ preferred frequency for holding an advisory vote on executive compensation.

How are votes counted?

With regard to the election of each director nominee in proposal 1 and with regard to proposals 2, 3 and 4, each as set forth in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN” (or, in the case of proposal 5, you may vote for “one year,” “two years,” or “three years”). If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will not count as a vote “FOR” or “AGAINST” these proposals at the Annual Meeting and will have no effect on the outcome of the election of our directors in an uncontested election, or on the outcome of the vote on the remaining proposals.

What are broker non-votes and how are they counted at the Annual Meeting?

Broker non-votes occur when brokers do not receive voting instructions from their customers and do not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker may have discretionary authority to vote your shares on certain routine items but not on other items. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on the remaining proposals.

What is the difference between holding shares as a “stockholder of record” and as a beneficial owner of shares held in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or separate voting instructions were forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization in order to vote your shares or direct the organization on how to vote your shares.

How do I vote my shares without participating in the online Annual Meeting?

Whether you are a “stockholder of record” or hold your shares in “street name,” you may direct your vote without participating in the online Annual Meeting.

If you are a stockholder of record, you may vote by your shares over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voter instruction form provided by your bank or broker and returning it by mail. If you provide specific directions on how to vote by mail, telephone or over the Internet, your shares will be voted by your broker or nominee as you have directed.

72      2017 Proxy Statement

The persons named as proxies are executive officers of Ciena. All proxies properly submitted in time to be counted at the Annual Meeting will be voted in accordance with the directions contained therein. If you submit your proxy without directing how your shares are to be voted, your shares will be voted by the proxy holders in accordance with the recommendations of the Board of Directors set forth above.

How do I vote my shares during the online Annual Meeting?

Even if you plan to attend and participate in our online Annual Meeting, we encourage you to vote by telephone or over the Internet, or by returning a proxy card following your request of printed materials. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the online Annual Meeting. Whether you are a stockholder of record or hold your shares in “street name,” you may vote online at the Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a Notice or separate voting instructions for each account. To ensure that all of your shares in each account are voted, you must vote in accordance with the Notice or separate voting instructions that you receive for each account.

May I revoke my proxy and change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy over the Internet or by phone by following the instructions included in your proxy materials, or by submitting a written notice of revocation to Ciena Corporation, 7035 Ridge Road, Hanover, Maryland 21076, Attention: Corporate Secretary. You may also revoke a previously submitted proxy by voting again on a later date over the Internet, by telephone or by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you enter your 16-digit control number and vote again electronically at the Annual Meeting.

What happens if additional matters are presented at the meeting?

Management knows of no matters to be presented for action at the Annual Meeting other than those mentioned in this proxy statement, and the deadline under our bylaws for stockholder proposals and director nominations has passed. However, if any additional matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Ciena. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.

Will the Annual Meeting be webcast?

Yes. This year’s Annual Meeting will be a completely virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/ciena2017. All stockholders may attend and listen live to the webcast of the Annual Meeting. Stockholders as of the record date of the Annual Meeting may electronically vote their shares and submit questions while attending the Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and will be subsequently published by us by the filing of a current report on Form 8-K with the SEC shortly following our Annual Meeting. This filing will also be available on our website at www.ciena.com.

Who is soliciting my vote and who will bear the cost of this solicitation?

Our Board of Directors is making this solicitation, and Ciena will bear the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We have engaged Alliance Advisors as our proxy solicitor to help us solicit proxies for a fee of $13,500, plus reasonable out-of-pocket expense. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of Ciena common stock, and normal handling charges may be paid for such forwarding service. Officers and other Ciena employees, who will receive no additional compensation for their services, may solicit proxies by mail, e-mail, via the Internet, personal interview or telephone.

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ANNUAL REPORT ON FORM 10-K

A copy of Ciena’s Annual Report to Stockholders for fiscal 2016, which includes the Annual Report on Form 10-K, has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice. The Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy-soliciting material.

Ciena filed its Annual Report on Form 10-K for fiscal 2016 with the SEC on December 21, 2016. Ciena will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for fiscal 2016, excluding exhibits. Please send a written request to Investor Relations, Ciena Corporation, 7035 Ridge Road, Hanover, Maryland, 21076, or access these materials from the “Investors” section of Ciena’s website at www.ciena.com.

HOUSEHOLDING OF PROXY MATERIALS

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice of Internet Availability of Proxy Materials, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called “householding,” saves Ciena money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save Ciena the cost of printing and mailing documents and will reduce the environmental impact of our Annual Meeting.

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CIENA CORPORATION

2017 OMNIBUS INCENTIVE PLAN

(Effective                     , 2017)

1	PURPOSE

The purpose of the Ciena Corporation 2017 Omnibus Incentive Plan (the “Plan”) is to promote the long-term financial success of the Company, by (i) enabling the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees and other personnel, and (ii) to motivate and incentivize such persons to provide the highest level of performance on behalf of the Company, by providing an opportunity to acquire or increase an ownership interest in the Company.

The Company previously adopted the Ciena Corporation 2008 Omnibus Incentive Plan (the “2008 Plan”), which provided for the grant of similar Awards. Following the Effective Date of this Plan, the 2008 Plan will no longer be used for future grants of Awards and any shares available remaining thereunder will be included within the Authorized Share Amount in accordance with Section 4.1. All outstanding awards under the 2008 Plan shall continue in full force and effect, subject to their original terms.

2	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1         “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Stock Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2         “Applicable Law” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any stock exchange on which the Stock is listed or publicly traded.

2.3         “Authorized Share Amount” shall have the meaning set forth in Section 4.1.

2.4         “Award” means a grant of an Option, Stock Appreciation Right, Unrestricted Stock, Restricted Stock, Restricted Stock Unit (including deferred stock units), Performance Stock, Performance Stock Unit, Performance Award or Cash Incentive Award under the Plan.

2.5         “Award Agreement” means an agreement between the Company and a Grantee, in written or electronic form, which evidences and sets out the terms and conditions of an Award.

2.6         “Benefit Arrangement” shall have the meaning set forth in Section 13.

2.7         “Board” means the Board of Directors of the Company.

2.8         “Cash Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 12) over the applicable Performance Period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.9         “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) plea of a felony or conviction of a criminal offense (other than minor traffic offenses); (iii) material violation of the Company’s Code of Business Conduct and Ethics; or (iv) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.10       “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations, and guidance promulgated under such Code Section.

2.11         “Committee” means the Compensation Committee of the Board, or such other committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been so designated, the Board).

2.12         “Company” means Ciena Corporation and any successor thereto.

2.13         “Corporate Transaction” means, subject to Section 16.9: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) (A) the dissolution or liquidation of the Company or (B) a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity and the stockholders of the Company before such transaction do not retain, directly or indirectly, 50% or more of the combined voting power of such surviving entity; (iii) a sale, exchange, or transfer of all or substantially all of the assets of the Company to another person or entity; or (iv) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.14         “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.15         “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16         “Dividend Equivalent Right” means a right entitling a Grantee to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividends declared or paid with respect to a number of shares of Stock specified in an Award.

2.17         “Effective Date” means                     , 2017, the date the Plan was approved by the Company’s stockholders, with the Plan having been approved by the Board on December 7, 2016.

2.18         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19         “Executive Officers” means “executive officers” as defined under Rule 3b-7 of the Exchange Act.

2.20         “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

2.21         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons and/or the Grantee have more than 50% of the beneficial interest, a foundation in which any one or more of these persons and/or the Grantee control the management of assets, and any other entity in which one or more of these persons or the Grantee own more than 50% of the voting interests.

2.22         “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee (or the Board, as applicable) approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Committee.

2.23         “Grantee” means a person who receives or holds an Award under the Plan.

2.24         “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.25         “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26         “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27         “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28         “Other Agreement” shall have the meaning set forth in Section 13.

2.29         “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.30         “Performance Award” means an Award made subject to the attainment of performance-based conditions over a Performance Period of up to ten years.

2.31         “Performance-Based Award” means Performance Stock, Performance Stock Unit, or Cash Incentive Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation.

2.32         “Performance-Based Compensation” means Performance-Based Awards paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including the purposes of Section 409A of the Code.

2.33         “Performance-Based Conditions” means the goals underlying a Performance-Based Award as described in Section 12 and that are approved by the Company’s stockholders pursuant to this Plan in order to qualify Performance-Based Awards as Performance-Based Compensation.

2.34         “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Performance Award.

2.35         “Performance Stock” means an Award of Restricted Stock denominated in shares of Stock, which is subject to payout and/or vesting based on the extent to which the applicable performance goals are achieved during the applicable Performance Period.

2.36         “Performance Stock Unit” means an Award of Restricted Stock denominated in units each representing the equivalent of one share of Stock, which is subject to payout and/or vesting based on the extent to which the applicable performance goals are achieved during the applicable Performance Period.

2.37         “Plan” means this Ciena Corporation 2017 Omnibus Incentive Plan, as it may be amended from time to time.

2.38         “Prior Plans” means the 2008 Omnibus Incentive Plan, Cyan, Inc. 2013 Equity Incentive Plan, Cyan, Inc. 2006 Stock Plan, 2000 Equity Incentive Compensation Plan, and World Wide Packets, Inc. 2000 Stock Incentive Plan.

2.39         “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.40         “Restricted Period” shall have the meaning set forth in Section 9.2.

2.41         “Restricted Stock” means an Award of shares of Stock.

2.42         “Restricted Stock Unit” means an Award of Restricted Stock, denominated in units each representing the equivalent of one share of Stock.

2.43         “SAR Exercise Price” means the per share exercise price of Stock subject to a SAR granted to a Grantee under Section 8.

2.44         “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.45         “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.46         “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.47         “Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed for or for which shares of Stock may be exchanged as provided in Section 15.1.

2.48         “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 8.

2.49         “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.50         “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.51         “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of voting stock of the Company, its parent, or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.52         “Unrestricted Stock” means an Award pursuant to Section 10.

3	ADMINISTRATION OF THE PLAN

3.1         Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Law. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and by-laws and Applicable Law. The interpretation and construction by the Committee of any provision of the Plan, any Award, or any Award Agreement shall be final, binding and conclusive.

3.2         Committee.

(a)         The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Law.

(b)         Except as provided in Section 3.2(c) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who (i) qualify as “outside directors” within the meaning of Section 162(m) of the Code, (ii) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (iii) comply with the independence requirements of the stock exchange on which the Stock is listed. Awards to Outside Directors and Executive Officers shall be administered only by the Committee and may not be subject to discretion of or determination by the Company’s management.

(c)         The Board may also appoint one or more separate Committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not Executive Officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

(d)         In the event that the Plan, any Award, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive. To the extent permitted by Applicable Law, the Committee may delegate its authority under the Plan to a member of the Board or such other person, and any action undertaken by any such member of the Board or other person in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan, an Award, or an Award Agreement to the Committee will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such member of the Board or other person.

3.3         Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)         designate Grantees,

(b)         determine the type or types of Awards to be made to a Grantee,

(c)         determine the number of shares of Stock to be subject to an Award or to which an Award relates,

(d)         establish the terms and conditions of each Award (including, but not limited to, the Option Price, the SAR Exercise Price, the Purchase Price, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(e)         prescribe the form of each Award Agreement evidencing an Award,

(f)         except as otherwise provided in Section 3.5, amend, modify, or supplement the terms of any outstanding Award, which authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award, and

(g)         make Substitute Awards.

3.4         Forfeiture; Recoupment.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may terminate and cause the forfeiture of an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted by the Company, including to comply with the requirements of Applicable Law, or (B) any Applicable Law that imposes mandatory recoupment, under circumstances set forth in such Applicable Law.

3.5         No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement, exchange, or cancellation of Options or SARs for cash or another Award or award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16 or Section 5.2 and may be made to make changes to achieve compliance with Applicable Law, including Section 409A of the Code.

3.6         Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend

Equivalent Rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Section 401(k)(2)(B)(IV) of the Code. Any such deferrals shall be made in a manner that complies with Section 409A of the Code.

3.7         No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.

3.8         Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4	STOCK SUBJECT TO THE PLAN

4.1         Number of Shares Reserved for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 15, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (a) eight million, nine hundred thousand (8,900,000) shares of Stock, plus (b) the number of shares of Stock available for future awards under the 2008 Plan as of the Effective Date, plus (c) the number of shares of Stock related to awards outstanding under the Prior Plans as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (collectively, and in the aggregate, the “Authorized Share Amount”), all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares, or to the extent permitted by Applicable Law, issued shares that have been reacquired by the Company.

4.2         Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The Authorized Share Amount shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3         Share Usage.

(a)         Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options or SARs will be counted against the Authorized Share Amount as one share for every one share subject to an Award of Options or SARs. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the Authorized Share Amount regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the Authorized Share Amount as 1.31 shares for every one share granted. A number of shares of Stock at least equal to the target number of shares issuable under Performance Stock or Performance Stock Units shall be counted against the Authorized Share Amount as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Stock or Performance Stock Units to the extent different from such target number of shares.

(b)         If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, or is settled in cash in lieu of shares, then the number of shares of Stock counted against the Authorized Share Amount with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan in the same amount as such shares were counted against the applicable Authorized Share Amount at the time of grant of such Awards, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (a) any shares of Stock tendered, withheld, or surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 11.2, (b) purchased by the Company with proceeds from Option exercises, or (c) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 16.3.

5	TERM AND AMENDMENTS

5.1         Term.

The Plan shall terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.2 or Section 15.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth anniversary of the date of the Board’s adoption of the Plan.

5.2         Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by Applicable Law. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan.

6	AWARD ELIGIBILITY AND LIMITATIONS

6.1         Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2         Successive Awards and Substitute Awards.

A Service Provider may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 7.1 and 8.1, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Section 424 of the Code.

6.3         Limitation on Cash and Shares of Stock Subject to Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a)         the maximum number of shares of Stock subject to Options or SARs that may be awarded under the Plan to a Grantee other than an Outside Director is 1,000,000 per fiscal year;

(b)         the maximum number of shares of Stock (other than pursuant to an Option or SAR) that may be awarded under the Plan to a Grantee other than an Outside Director is 1,000,000 per fiscal year;

(c)         the maximum amount of compensation that may be awarded to an Outside Director is $500,000 per fiscal year, including the sum of (i) cash compensation paid and (ii) the Fair Market Value of shares of Stock awarded under the Plan; provided, however, that the foregoing limitation shall not apply to the extent than an Outside Director has been or becomes an employee of the Company during the fiscal year; and

(d)         the maximum amount that may be earned by a Grantee as a Performance Award or other Cash Incentive Award in respect of a Performance Period of 12 months or less shall be $5,000,000, and the maximum amount that may be earned by a Grantee as a Performance Award or other Cash Incentive Award in respect of a Performance Period of greater than 12 months shall be $25,000,000.

The Board may make exceptions to the limitation set forth in Section 6.3(c) above for individual Outside Directors in extraordinary circumstances, such as serving on a special transaction or litigation committee of the Board, provided that the Outside Director receiving such additional compensation may not participate in the decision to make such exception and award such additional compensation.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 15.

6.4         Award Agreement.

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements under the Plan need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

6.5         Minimum Vesting Requirements.

Except as provided in Section 6.6, any Award (other than Substitute Awards) hereunder shall not vest in full before the one (1) year anniversary of the Grant Date. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (a) in the event of the Grantee’s death or Disability or (b) in connection with a Corporate Transaction.

6.6         Unrestricted Pool.

Notwithstanding any provisions of the Plan to the contrary, Awards may be: (a) granted with vesting terms that do not comply with the requirements of Section 6.5; (b) granted with terms providing for the acceleration of vesting that do not comply with Section 6.5; and/or (c) modified after the Grant Date to include terms providing for the acceleration of vesting that do not comply with Section 6.5; provided that, in no event, shall the aggregate number of shares underlying Awards granted or modified as contemplated in this Section 6.6 exceed 5% of the Authorized Share Amount. The foregoing 5% limit shall be subject to adjustment consistent with the adjustment provisions of Section 15 and the share usage rules of Section 4.3.

6.7         Payment of Dividends.

Notwithstanding any provisions of the Plan to the contrary, dividends declared or paid on shares of Stock underlying any Awards shall not vest or become payable unless and until the shares of Stock to which the dividends apply become vested and nonforfeitable.

7	TERMS AND CONDITIONS OF OPTIONS

7.1         Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2         Vesting and Exercisability.

Subject to Sections 6.5, 7.3, and 15.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Law that will vest or be exercisable within a six-month period starting on the Grant Date. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

7.3         Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

7.4         Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.5         Limitations on Exercise of Options.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 15 which results in termination of the Option.

7.6         Method of Exercise.

Subject to the terms of Section 11 and Section 16.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent on any business day, at the Company’s principal office or the office of such designee or agent, a notice of exercise on the form specified by the Company and in accordance with any other procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option.

7.7         Rights of Holders of Options.

A Grantee or other individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the Grantee or other individual. Except as provided in Section 15, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of such issuance.

7.8         Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

7.9         Transferability of Options.

Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

7.10         Family Transfers.

If authorized in the applicable Award Agreement or by the Board in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.10 or by will or the laws of descent and distribution. The provisions of Section 7.4 relating to termination of Service shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 7.4.

7.11         Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

7.12         Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten days thereof.

8	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

8.1         Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of a share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of a share of Stock on the Grant Date of such SAR.

8.2         Other Terms.

Subject to Section 6.5, the Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided that no SARs granted to Grantees who are entitled to overtime under Applicable Law will vest or become exercisable within a six-month period starting on the Grant Date.

8.3         Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

8.4         Rights of Holders of SARs.

A Grantee or other individual holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the Grantee or other individual. Except as provided in Section 15, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to a SAR for which the record date is prior to the date of such issuance.

8.5         Transferability of SARs.

Except as provided in Section 8.6, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 8.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.6         Family Transfers.

If authorized in the applicable Award Agreement or by the Committee in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 8.6, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 8.6 or by will or the laws of descent and distribution.

9	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1         Grant of Restricted Stock or Restricted Stock Units.

Awards of Restricted Stock or Restricted Stock Units may be made for consideration or no consideration (other than the par value of the shares of Stock, which will be deemed paid by Services already rendered or to be rendered).

9.2         Restrictions.

Subject to Section 6.5, at the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Section 12. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

9.3         Restricted Stock Certificates.

Subject to Section 3.8, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with Applicable Law and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4         Rights of Holders of Restricted Stock.

Subject to this Section 9.4, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends declared or paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. Notwithstanding the foregoing, dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock dividend distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock.

9.5         Rights of Holders of Restricted Stock Units.

(a)         Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalent Rights; provided that Dividend Equivalent Rights granted as a component of Restricted Stock Units shall not vest or become payable unless and until the Restricted Stock Units to which the Dividend Equivalent Rights correspond become vested and nonforfeitable.

(b)         Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.6         Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalent Rights with respect to shares of Restricted Stock or Restricted Stock Units.

9.7         Purchase of Restricted Stock and Shares Subject to Restricted Stock Units.

The Grantee shall be required, to the extent required by Applicable Law, to purchase the Restricted Stock or shares of Stock subject to vested Restricted Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

9.8         Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement, a book-entry or direct registration (including transaction advices) or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been issued in accordance with this Section 9.8.

10	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”), which Awards shall be deducted from the 5% limitation set forth in Section 6.6. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1         General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Restricted Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

11.2         Surrender of Shares of Stock.

To the extent provided in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Restricted Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

11.3         Cashless Exercise.

With respect to an Option only, to the extent permitted by Applicable Law and to the extent provided in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and/or any withholding taxes described in Section 16.3.

11.4         Other Forms of Payment.

To the extent provided in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or vested Restricted Stock Units may be made in any other form that is consistent with Applicable Law, including, without limitation, (a) with respect to Restricted Stock and vested Restricted Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or Purchase Price and/or any withholding taxes described in Section 16.3.

12	TERMS AND CONDITIONS OF PERFORMANCE STOCK, PERFORMANCE STOCK UNITS, PERFORMANCE AWARDS, AND CASH INCENTIVE AWARDS

12.1         Grant of Performance Stock Units/Performance Stock.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Stock Units and/or Performance Stock to Grantees in such amounts and upon such terms as the Committee shall determine.

12.2         Value of Performance Stock Units/Performance Stock.

Each Performance Stock Unit and share of Performance Stock shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Stock Units/Performance Stock that will be earned by the Grantee.

12.3         Earning of Performance Stock Units/Performance Stock.

Subject to the terms of this Plan, after completion of the applicable Performance Period, the Committee shall determine the extent to which the corresponding performance goals have been achieved, which will in turn determine the value and/or number of Performance Stock Units/Performance Stock earned by the Grantee.

12.4         Form and Timing of Payment of Performance Stock Units/Performance Stock.

Payment of earned Performance Stock Units/Performance Stock shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Stock Units/Performance Stock in the form of cash, shares of Stock, or a combination thereof equal to the value of the earned Performance Stock Units/Performance Stock at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Performance Stock Units/Performance Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding any provision of the Plan to the contrary, unless specifically provided in the Award Agreement, the payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends.

12.5         Performance Awards or Cash Incentive Awards Granted to Designated Covered Employees.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards. If and to the extent that the Committee determines that any Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise, and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.5.

(a)         Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.5. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the Performance-Based Conditions set forth on Exhibit A.

Any Performance-Based Conditions may be used to measure the performance of the Company, a Subsidiary, and/or an Affiliate as a whole or any business unit, operating segment, or functional unit of the Company, Subsidiary, and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the Performance-Based Conditions set forth on Exhibit A as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance-Based Conditions set forth in Exhibit A as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 12.

(b)         Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Awards and (ii) the day on which 25% of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for Performance-Based Compensation.

(c)         Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance Award or Cash Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of Awards.

(d)         Evaluation of Performance.

Unless otherwise provided in an Award Agreement, in evaluating performance against a performance goal the Committee shall have the discretion to include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

(e)         Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

(f)         Committee Discretion.

In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may establish performance requirements based on Performance-Based Conditions other than those set forth in Exhibit A.

12.6         Status of Awards under Code Section 162(m).

It is the intent of the Company that Awards under Section 12.5 granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute qualified Performance-Based Compensation within the meaning of Section 162(m) of the Code. Accordingly, the terms of Section 12.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual” (as defined in Section 280G(c) of the Code), any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable, vested, or payable (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (b) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

14	REQUIREMENTS OF LAW

14.1         General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual holding an Award, or the Company of any provision of the Company’s certificate of incorporation or by-laws or of Applicable Law, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any stock exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares hereunder, no shares of Stock may be offered, sold, or issued to the Grantee or any other individual holding an Award unless such listing, registration, qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other individual holding an Award may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination by the Board in connection with the foregoing shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with Applicable Law. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2         Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by Applicable Law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

15	EFFECT OF CHANGES IN CAPITALIZATION

15.1         Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the Authorized Share Amount, the individual limits set forth in Section 6.3, and the 5% limit set forth in Section 6.6 shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly by the Board so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, of the Company) without receipt of consideration by the Company, the Board shall, in such manner as the Board deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding Stock Appreciation Rights to reflect such distribution.

15.2         Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 15.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share of any outstanding Option or SAR so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger, or consolidation. In addition, in the event of a transaction described in this Section 15.2, Performance-Based Awards shall be adjusted, including any adjustment to the Performance Measures applicable to such Awards, as deemed appropriate by the Board.

15.3         Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in an Award Agreement or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which Awards are not being assumed, substituted, or continued:

(a)         Except for Performance-Based Awards, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock or cash subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction.

(b)         Either or both of the following two actions shall be taken:

(i) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, and/or

(ii)         the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Options or SARs.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

(c)         For Performance-Based Awards, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Board, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Corporate Transaction. For purposes of the preceding sentence, if, based on the discretion of the Board, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 15.3(c), if any Awards arise from application of this Section 15.3, such Awards shall be settled under the applicable provision of Section 15.3(b).

15.4         Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in an Award Agreement or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which Awards are being assumed, substituted, or continued:

The Plan and Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new stock options, stock appreciation rights, restricted stock, restricted stock units, or dividend equivalent rights relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

15.5         Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements as of the Grant Date, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2, 15.3 and 15.4. This Section 15 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

15.6         No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

16	GENERAL PROVISIONS

16.1         Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or (c) to terminate any Service or other relationship between any individual and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2         Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its sole discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

16.3         Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or otherwise pursuant to any Award.

At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company may recover such payments in any form reasonably determined by the Committee, including, without limitation, withholding shares of Stock issuable to the Grantee, forfeiture of shares of Stock issuable to the Grantee, or recovery of the proceeds of a directed sale of shares of Stock issuable to the Grantee. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such minimum required statutory withholding tax obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

The Board has full discretion to allow Grantees to satisfy, in whole or in part, any additional income, employment, and/or other applicable taxes payable by them with respect to an Award by electing to have the Company or an Affiliate withhold from the shares of Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Grantee upon the grant, exercise, vesting, or settlement of the Award, as applicable, shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Grantee’s relevant tax jurisdictions).

16.4         Captions.

The use of captions in this Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.5         Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

16.6         Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7         Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8         Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

16.9         Section 409A of the Code.

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*         *         *

To record adoption of the Plan by the Board as of December 7, 2016, and approval of the Plan by the Company’s stockholders on                     , 2017, the Company has caused its authorized officer to execute the Plan.

CIENA CORPORATION

By:

Name:
Title:

Date:

Signature Page to the Ciena Corporation 2017 Omnibus Incentive Plan

Exhibit A

Performance-Based Conditions

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance-Based Conditions, with or without adjustments (including pro forma adjustments):

(i)	net earnings or net income;

(ii)	operating earnings;

(iii)	pretax earnings;

(iv)	earnings (or loss) per share;

(v)	share price, including growth measures and total stockholder return, and appreciation in and/or maintenance of the price of the shares of Stock or any publicly traded securities of the Company;

(vi)	earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes, and depreciation, earnings (or losses) before interest, taxes, depreciation, and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization, and stock-based compensation, and other similar adjustments to earnings (or losses);

(vii)	bookings, orders, sales, or revenue, or growth in these measures, whether in general, by type of product or product line, by service, or by customer or type of customer;

(viii)	net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

(ix)	gross or operating margins;

(x)	gross profit;

(xi)	return measures, including return on assets, capital, investment, equity, sales, or revenue;

(xii)	cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share;

(xiii)	productivity ratios;

(xiv)	expense targets or improvement in or attainment of expense levels or cost reductions;

(xv)	market share;

(xvi)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(xvii)	working capital targets;

(xviii)	cash or equivalents at the end of the fiscal year or fiscal quarter;

(xix)	implementation, completion, or attainment of measurable objectives with respect to research, development, products, or projects, recruiting and maintaining personnel, and strategic or operational objectives;

(xx)	completion of acquisitions of businesses or companies;

(xxi)	completion of divestitures and asset sales; and

(xxii)	any combination of any of the foregoing business criteria.

CIENA CORPORATION

7035 RIDGE ROAD

HANOVER, MD 21076

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16724-P83293	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIENA CORPORATION
The Board of Directors recommends you vote “FOR” proposals
1, 2, 3 and 4 and “EVERY YEAR” on proposal 5 below:
1.	Election of three Class II Directors:	For	Against	Abstain
Nominees:

	1a. Harvey B. Cash	☐	☐	☐

	1b. Judith M. O’Brien	☐	☐	☐

	1c. Gary B. Smith	☐	☐	☐

		For	Against	Abstain

2.	Approval of the 2017 Omnibus Incentive Plan.	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017.	☐	☐	☐

4.	Advisory vote on our named executive officer compensation, as described in these proxy materials.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

5.	Advisory vote on the frequency of future stockholder advisory votes on our named executive officer compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E16725-P83293

CIENA CORPORATION

Annual Meeting of Stockholders

March 23, 2017 at 3:00 PM Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and appoints Gary B. Smith, James E. Moylan, Jr. and David M. Rothenstein, or any of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Ciena Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ciena Corporation to be held via live webcast at www.virtualshareholdermeeting.com/ciena2017 on Thursday, March 23, 2017 at 3:00 p.m. Eastern Time, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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